Filed pursuant to Rule 424(b)(5)
Registration No. 333-270570

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, May 6, 2024

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 14, 2024)

ADC THERAPEUTICS SA

          Common Shares
Pre-Funded Warrants to Purchase           Common Shares

We are offering (i)           of our common shares and (ii) pre-funded warrants to purchase           of our common shares (collectively, the “securities”). The pre-funded warrants will be exercisable immediately and each pre-funded warrant will be initially exercisable for one common share at an exercise price of CHF 0.08 per share. The purchase price of each pre-funded warrant will equal the price per share at which common shares are being sold to the public in this offering, minus the exercise price. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the pre-funded warrants.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “ADCT.” On May 3, 2024, the last reported sale price of our common shares was $4.90 per share. We do not intend to list the pre-funded warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	See “Underwriting” beginning on page S-45 for a description of the compensation payable to the underwriters.

The securities are expected to be delivered to purchasers on or about          , 2024.

Jefferies	Guggenheim Securities	Cantor

Prospectus supplement dated          , 2024.

Page

Prospectus supplement

Prospectus

About This Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the accompanying prospectus or the documents incorporated by reference in this prospectus or in the accompanying prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor the underwriters have taken any action that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “ADC Therapeutics,” “ADCT,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to ADC Therapeutics SA and its consolidated subsidiaries.

Summary

This summary highlights the information contained elsewhere in this prospectus supplement or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the documents incorporated by reference herein as well as the accompanying prospectus. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements incorporated by reference into this prospectus supplement. Some of the statements in this prospectus supplement are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

ADC Therapeutics is a leading, commercial-stage global pioneer in the field of antibody drug conjugates (“ADCs”) with a validated and differentiated technology platform with multiple payloads and targets, a robust next-generation research and development toolbox, and specialized end-to-end capabilities. We are advancing our proprietary ADC technology to transform the treatment paradigm for patients with hematologic malignancies and solid tumors.

Recent Developments

On May 6, 2024, we announced our financial results for the three months ended March 31, 2024. We reported:

•	product revenues, net, of $17.8 million for the three months ended March 31, 2024, compared to $19.0 million for the three months ended March 31, 2023;

•	total operating expense of $51.7 million for the three months ended March 31, 2024, compared to $69.2 million for the three months ended March 31, 2023, and adjusted total operating expense of $51.5 million for the three months ended March 31, 2024, compared to $61.1 million for the three months ended March 31, 2023;

•	net loss of $46.6 million for the three months ended March 31, 2024, compared to $59.4 million for the three months ended March 31, 2023, and adjusted net loss of $31.1 million for the three months ended March 31, 2024, compared to $41.8 million for the three months ended March 31, 2023; and

•	net loss per share, basic and diluted, of $0.56 for the three months ended March 31, 2024, compared to $0.73 for the three months ended March 31, 2023, and adjusted net loss per share of $0.38 for the three months ended March 31, 2024, compared to $0.52 for the three months ended March 31, 2023.

Adjusted total operating expense, adjusted net loss and adjusted net loss per share are non-GAAP financial measures. Management uses such measures internally when monitoring and evaluating our operational performance, generating future operating plans and making strategic decisions regarding the allocation of capital. We believe that these adjusted financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and facilitate operating performance comparability across both past and future reporting periods. These non-GAAP measures have limitations as financial measures and should be considered in addition to, and not in isolation or as a substitute for, the information prepared in accordance with GAAP. When preparing these supplemental non-GAAP measures, management typically excludes certain GAAP items that management does not believe are indicative of our ongoing operating performance. Furthermore, management does not consider these GAAP items to be normal, recurring cash operating expenses; however, these items may not meet the GAAP definition of unusual or non-recurring items. Since non-GAAP financial measures do not have standardized definitions and meanings, they may differ from the non-GAAP financial measures used by other companies, which reduces their usefulness as comparative financial measures. Because of these limitations, you should consider these adjusted financial measures alongside other GAAP financial measures. Set forth below are reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures:

	Three Months Ended March 31,
(in thousands)	2024	2023
Total operating expense	$(51,666)	$(69,202)
Adjustments:
Share-based compensation expense (i)	158	8,074
Adjusted total operating expense	$(51,508)	$(61,128)

	Three Months Ended March 31,
in thousands (except for share and per share data)	2024	2023
Net loss	$(46,606)	$(59,374)
Adjustments:
Share-based compensation expense (i)	158	8,074
Deerfield warrants obligation, change in fair value expense (income) (ii)	3,068	(616)
Effective interest expense on senior secured term loan facility (iii)	4,403	4,540
Deferred royalty obligation interest expense (iv)	8,093	5,746
Deferred royalty obligation cumulative catch-up adjustment income (iv)	(263)	(129)
Adjusted net loss	$(31,147)	$(41,759)

Net loss per share, basic and diluted	$(0.56)	$(0.73)
Adjustment to net loss per share, basic and diluted	0.18	0.21
Adjusted net loss per share, basic and diluted	$(0.38)	$(0.52)
Weighted average shares outstanding, basic and diluted	82,552,322	80,805,770

(i)	Share-based compensation expense represents the cost of equity awards issued to our directors, management and employees. The fair value of awards is computed at the time the award is granted, and is recognized over the requisite service period less actual forfeitures by a charge to the statement of operations and a corresponding increase in additional paid-in capital within equity. These accounting entries have no cash impact.

(ii)	Change in the fair value of the Deerfield warrant obligation results from the valuation at the end of each accounting period. There are several inputs to these valuations, but those most likely to result in significant changes to the valuations are changes in the value of the underlying instrument (i.e., changes in the price of our common shares) and changes in expected volatility in that price. These accounting entries have no cash impact.

(iii)	Effective interest expense on senior secured term loans relates to the increase in the value of our loans in accordance with the amortized cost method.

(iv)	Deferred royalty obligation interest expense relates to the accretion expense on our deferred royalty obligation pursuant to the royalty purchase agreement with HCR and cumulative catch-up adjustments related to changes in the expected payments to HCR based on a periodic assessment of our underlying revenue projections.

Company and Corporate Information

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were incorporated as a Swiss limited liability company (société à responsabilité limitée) on June 6, 2011 and converted into a Swiss stock corporation (société anonyme) under the laws of Switzerland on October 13, 2015. We have three subsidiaries: ADC Therapeutics (UK) Limited, ADC Therapeutics America, Inc. and ADC Therapeutics (NL) BV. Our principal executive office is located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland and our telephone number is +41 21 653 02 00. Our website is adctherapeutics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

The Offering

Common shares offered by us	shares.

Pre-funded warrants offered by us	Pre-funded warrants to purchase common shares. See “Description of Pre-Funded Warrants” for a description of the material terms of the pre-funded warrants. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the pre-funded warrants.

Common shares outstanding after this offering	shares, excluding common shares issuable upon the exercise of the pre-funded warrants.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering primarily to fund research and development and commercialization activities and for working capital and other general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” in this prospectus supplement and in our SEC filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Listing

Our common shares are listed on the NYSE under the symbol “ADCT.”

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

The number of common shares outstanding after this offering is based on 82,777,226 common shares outstanding as of March 31, 2024. The number of shares outstanding as of March 31, 2024 excludes:

•	10,607,005 aggregate common shares issuable upon the exercise of options outstanding under our 2019 Equity Incentive Plan, Conditional Share Capital Plan and Inducement Plan (collectively, our “share-based compensation plans”) as of March 31, 2024, at a weighted-average exercise price of $7.33 per share;

•	6,006,391 common shares issuable upon vesting of restricted share units outstanding under our share-based compensation plans as of March 31, 2024;

•	7,690,770 additional common shares reserved for future issuance under our share-based compensation plans as of March 31, 2024;

•	6,264,720 common shares we hold in treasury as of March 31, 2024; and

•	4,940,135 common shares issuable upon the exercise of the warrants outstanding as of March 31, 2024.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the pre-funded warrants that we are offering in this offering.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future catalysts, results of operations and financial position, business and commercial strategy, market opportunities, products and product candidates, research pipeline, ongoing and planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, projected revenues and expenses and the timing of revenues and expenses, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: the substantial net losses that we have incurred since our inception, our expectation to continue to incur losses for the foreseeable future and our need to raise additional capital to fund our operations and execute our business plan; our indebtedness under the loan agreement and guaranty (the “Loan Agreement”) with certain affiliates and/or funds managed by each of Oaktree Capital Management, L.P. and Owl Rock Capital Advisors LLC, as lenders, and Blue Owl Opportunistic Master Fund I, L.P., as administrative agent, and the associated restrictive covenants thereunder; the purchase and sale agreement with certain entities managed by HealthCare Royalty Management, LLC and its negative effect on the amount of cash that we are able to generate from sales of, and licensing agreements involving, ZYNLONTA and on our attractiveness as an acquisition target; our ability to complete clinical trials on expected timelines, if at all; the timing, outcome and results of ongoing or planned clinical trials, whether the Company-sponsored trials or investigator-initiated trials, and the sufficiency of such results; undesirable side effects or adverse events of our products and product candidates; our and our partners’ ability to obtain and maintain regulatory approval for our product and product candidates; our and our partners’ ability to successfully commercialize our products and grow sales of our products in the United States and elsewhere; the availability and scope of coverage and reimbursement for our products; the complexity and difficulty of manufacturing our products and product candidates; the substantial competition in our industry, including new technologies and therapies; the timing and results of any early research projects and future clinical outcomes; our reliance on third parties for preclinical studies and clinical trials and for the manufacture, production, storage and distribution of our products and product candidates and certain commercialization activities for our products; our ability to obtain, maintain and protect our intellectual property rights and our ability to operate our business without infringing on the intellectual property rights of others; our estimates regarding future revenue, expenses and needs for additional financing; the size and growth potential of the markets for our products and product candidates potential product liability lawsuits and product recalls; and those identified in the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference in this prospectus supplement.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which the accompanying prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Risk Factors

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described below and under “Risk Factors” in our most recent Annual Report on Form 10-K, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement, in light of your particular investment objectives and financial circumstances. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the events or developments were to occur, our business, results of operations, financial condition and prospects could suffer materially.

Risks Related to this Offering

If you purchase securities in this offering, you will experience immediate and substantial dilution in the book value of your investment.

If you purchase our securities in this offering, you will experience immediate dilution in an amount equal to the difference between the public offering price and our net tangible book value per share after this offering. See “Dilution.”

We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.

We currently intend to use the net proceeds from this offering as described in “Use of Proceeds.” However, our board of directors and our management retain broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

Risks Related to the Pre-Funded Warrants

There is no public market for the pre-funded warrants.

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of pre-funded warrants will have no rights as shareholders until they acquire our common shares.

Until holders of pre-funded warrants acquire our common shares upon exercise of the pre-funded warrants, such holders will have no rights with respect to the common shares underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our common shares may not be permitted to exercise the pre-funded warrants that they hold.

A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by such holder (together with its affiliates) to exceed 9.99% (or, 61 days after a written notice from such holder, any other percentage not in excess of 19.99%) of the number of our common shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, a holder of the pre-funded warrants may not be able to exercise its pre-funded warrants for our common shares at a time financially beneficial for it to do so.

The pre-funded warrants may only be cashless exercised in certain circumstances, the occurrence of which is outside of the control of the holders of pre-funded warrants (and otherwise must be exercised by cash payment of the aggregate exercise price), and we are not obligated to maintain a current prospectus for the issuance of shares upon exercise of the pre-funded warrants, which would limit the ability of the holders of the pre-funded warrants to immediately resell the shares issued upon exercise of the pre-funded warrants.

As described in “Description of Pre-Funded Warrants,” the pre-funded warrants may only be cashless exercised in certain circumstances, the occurrence of which is outside of the control of the holders of the pre-funded warrants. Otherwise, the pre-funded warrants must be exercised by cash payment of the aggregate exercise price. Further, although in this prospectus we are registering the issuance of the shares upon exercise of the pre-funded warrants, we are under no obligation to maintain a current prospectus for such purpose. As a result, if a holder of pre-funded warrants exercise such pre-funded warrants at a time when cashless exercise is not available and there is not a current prospectus for our issuance of the shares upon such exercise, the common shares that such holder would acquire would be “restricted securities” under U.S. federal securities laws that cannot be resold to the public except in a transaction registered under the Securities Act or an exemption from such registration is available.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $          million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from any exercise of the pre-funded warrants.

We intend to use the net proceeds from this offering primarily to fund research and development and commercialization activities and for working capital and other general corporate purposes.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retains broad discretion in the application of the net proceeds from this offering.

Based upon our current operating plan, we estimate that the net proceeds from this offering, together with our existing cash and cash equivalents, revenues from sales of ZYNLONTA and potential milestone and royalty payments under our licensing agreements, will enable us to fund our operating expenses and capital expenditure requirements into          .

Pending the use of the proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return.

Dilution

Net tangible book value per common share is determined by dividing our total assets, less intangible assets, less total liabilities by the number of our common shares outstanding.

Our historical net tangible book value as of March 31, 2024 was -$204.5 million, or -$2.47 per common share. After giving effect to this offering (and assuming no exercise of the pre-funded warrants) and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been $          million, or $          per common share, representing an immediate increase of $          per common share. If you purchase our common shares in this offering, you will experience immediate dilution of $          per common share, which is the difference between the public offering price and our as adjusted net tangible book value per common share.

After giving effect to this offering (and assuming the immediate and full exercise of the pre-funded warrants) and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been $          million, or $          per common share, representing an immediate increase of $          per common share. If you purchase our common shares in this offering, you will experience immediate dilution of $          per common share, which is the difference between the public offering price and our as adjusted net tangible book value per common share.

To the extent that any outstanding warrants are exercised, any outstanding options under our share-based compensation plans are exercised, any outstanding RSUs under our share-based compensation plans vest, new options or RSUs are issued under our share-based compensation plans or we issue additional common shares in the future, there will be further dilution to investors participating in this offering.

Description of Share Capital and Articles of Association

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were incorporated as a Swiss limited liability company (société à responsabilité limitée) on June 6, 2011 with our registered office and domicile in Epalinges, Canton of Vaud, Switzerland. We converted to a Swiss stock corporation under the laws of Switzerland on October 13, 2015. Our domicile is in Epalinges, Canton of Vaud, Switzerland. Our registered office and head office is currently located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland.

As of January 1, 2023, certain amendments to the law governing, among other things, Swiss stock corporations, took effect. Provisions in the articles of association or regulations of companies that do not comply with the new rules continue to be effective until they are amended, but for not longer than two years after January 1, 2023. Our articles of association have not yet been fully amended to reflect the new provisions of Swiss corporation law.

Unless otherwise noted, the following is a summary of the material provisions of our share capital and our articles of association that are in effect on the date of this prospectus and does not reflect the amendments to our articles of association proposed to our shareholders for consideration at our 2024 annual general meeting.

Articles of Association

Ordinary Capital Increase, Capital Range and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within six months of the respective general meeting in order to become effective. Under our articles of association and Swiss law, in the case of subscription and increase against payment of contributions in cash, a resolution passed by a majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive subscription rights or advance subscription rights are limited or withdrawn or where transformation of freely disposable equity into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented is required.

Under the Swiss Code of Obligations (Code des obligations) (the “CO”), our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented, can:

•	adopt conditional share capital (capital-actions conditionnel) in the aggregate amount of up to 50% of the share capital for the purpose of issuing shares in connection with, among other things, option and conversion rights granted to shareholders, the creditors of bonds and similar debt instruments, employees, members of the board of directors of the Company or of any group company, or to any third parties; and

•	in the form of capital range (marge de fluctuation du capital), empower our board of directors to increase and/or decrease our share capital by up to 50% of the share capital, by issuing or canceling shares, or by increasing or decreasing the par value of shares, including through the creation of conditional share capital; such capital range is to be utilized by the board of directors within a period determined by the shareholders but not exceeding five years from the date of the shareholder approval.

Pre-Emptive and Advance Subscription Rights

Pursuant to the CO, shareholders have pre-emptive subscription rights (droits de souscription préférentiels) to subscribe for new issuances of shares. With respect to conditional capital, shareholders have (i) pre-emptive subscription rights for the subscription of option rights and (ii) advance subscription rights (droit de souscription préalable) for the subscription of bonds and similar debt instruments to which option or conversion rights are attached.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive subscription rights or advance subscription rights in certain circumstances.

If pre-emptive subscription rights are granted, but not exercised, the board of directors may allocate the unexercised pre-emptive subscription rights at its discretion.

Our Capital Range

Under our articles of association, we have a capital range ranging from CHF 7,123,355.68 (lower limit) to CHF 10,685,033.52 (upper limit). Our board of directors is authorized within the capital range to increase or decrease our share capital once or several times and in any amounts and to acquire or dispose of shares, directly or indirectly, until June 14, 2028, or until an earlier expiry of the capital range. The capital increase or reduction may be effected by issuing up to 44,520,973 common shares and canceling up to 44,520,973 common shares, as applicable, or by increasing or reducing the par value of the existing shares within the limits of the capital range, or by simultaneous reduction and re-increase of the share capital. If our share capital increases as a result of a share issue from conditional capital (see next subsection), the upper and lower limits of the capital range will increase in an amount corresponding to such increase.

In the event of a capital increase within the capital range, the board of directors has to determine the type of contributions, the issue price and the date on which the dividend entitlement starts. In the event of a capital reduction within the capital range, the board of directors has to determine the use of the reduction amount, to the extent necessary.

In a capital increase within the capital range, the board of directors is authorized by our articles of association to withdraw or to limit the pre-emptive subscription rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are issued under the following circumstances:

•	if the issue price of the new registered shares is determined by reference to the market price;

•	for raising of equity capital (including private placements) in a fast and flexible manner, which would not be possible, or might only be possible with great difficulty or delays or at significantly less favorable conditions, without the exclusion of the statutory pre-emptive subscription rights of the existing shareholders;

•	for the acquisition of an enterprise, parts of an enterprise or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares;

•	for purposes of broadening the shareholder constituency of the Company in certain geographic, financial or investor markets, for purposes of the participation of strategic partners, including financial investors, or in connection with the listing of new shares on domestic or foreign stock exchanges;

•	for purposes of granting an over-allotment option or an option to purchase additional shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s);

•	for the participation of members of the board of directors, members of the executive committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 20% of our share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors;

•	for the defense of an actual, threatened or potential takeover bid, that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest; or

•	for other valid grounds in the sense of Article 652b para. 2 of the CO.

This authorization to withdraw or to limit the pre-emptive subscription of shareholders is exclusively linked to our capital range. If the capital range lapses for any reasons, such as if an ordinary capital increase is completed, the authorization to withdraw or to limit the pre-emptive subscription rights lapses simultaneously with the capital range.

We have agreed not to use the foregoing authorization to withdraw or to limit the pre-emptive subscription rights of shareholders, and to allocate them to third parties or to us, in certain circumstances. Specifically, we will not restrict the preemptive rights of Redmile Group, LLC (“Redmile”) or its affiliates based on Article 4a(4)(g) of the articles of association or restrict the advance subscription rights of Redmile or its affiliates based on Article 4c(3) of the articles of association as long as (i) Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) does not directly or indirectly control, own or have the right to control or own, collectively, shares representing more than 20% of the Company’s share capital or (ii) Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) directly or indirectly controls, owns or has the right to control or own, collectively, shares representing more than 20% of the Company’s share capital but the board of directors determines that Redmile does not have an intent to effect a change of control of the Company.

Our Conditional Share Capital

Conditional Share Capital for Warrants and Convertible Bonds

Our nominal share capital may be increased, including to prevent takeovers and changes in control, by a maximum aggregate amount of CHF 1,432,776.24 through the issuance of not more than 17,909,703 common shares, which would have to be fully paid-in, each with a par value of CHF 0.08 per share, by the exercise of option and conversion rights granted in connection with warrants, convertible bonds or similar instruments of the Company or one of our subsidiaries. Shareholders will not have pre-emptive subscription rights in such circumstances, but will have advance subscription rights to subscribe for such warrants, convertible bonds or similar instruments. The holders of warrants, convertible bonds or similar instruments are entitled to the new shares upon the occurrence of the applicable conversion feature.

When issuing convertible bonds, warrants or similar instruments, the board of directors is authorized to withdraw or to limit the advance subscription right of shareholders:

•	for the purpose of financing or refinancing, or the payment for, the acquisition of enterprises, parts of enterprises, participations, intellectual property rights, licenses or investments;

•	if the issuance occurs in domestic or international capital markets, including private placements;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 20% of the share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors; or

•	for the defense of an actual, threatened or potential takeover bid that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders to accept on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest.

To the extent that the advance subscription rights are withdrawn or limited, (i) the convertible bonds, warrants or similar instruments are to be issued at market conditions; (ii) the term to exercise the convertible bonds, warrants or similar instruments may not exceed ten years from the date of issue of the respective instrument and (iii) the conversion, exchange or exercise price of the convertible bonds, warrants or similar instruments has to be set with reference to or be subject to change based upon the valuation of the Company’s equity or market conditions.

Conditional Share Capital for Equity Incentive Plans

Our nominal share capital may, to the exclusion of the pre-emptive subscription rights and advance subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 936,000 through the (direct or indirect) issuance of not more than 11,700,000 common shares, which would have to be fully paid-in, each with a par value of CHF 0.08 per share, by the exercise of options, other rights to receive shares or conversion rights that have been granted to employees, members of the board of directors, contractors or consultants of the Company or of one of our subsidiaries or other persons providing services to the Company or to a subsidiary through one or more equity incentive plans created by the board of directors.

Uncertificated Securities

Our shares are in the form of uncertificated securities (droits-valeurs, within the meaning of Article 973c of the CO). In accordance with Article 973c of the CO, we maintain a non-public register of uncertificated securities (registre des droits-valeurs). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. Following entry in the share register, a shareholder may at any time request from us a written confirmation in respect of his or her shares. Shareholders are not entitled, however, to request the conversion and/or printing and delivery of share certificates. We may print and deliver certificates for shares at any time.

General Meeting of Shareholders

Ordinary/Extraordinary Meetings, Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, an annual general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this generally means on or before June 30. In addition, extraordinary general meetings of shareholders may be held.

A general meeting of shareholders may take place at different places simultaneously if the votes of the participants are immediately transmitted to all meeting venues (multilocal shareholders’ meeting). If the articles of association so permit, a general meeting of shareholders may be held outside Switzerland. The board of directors may allow shareholders that are not present at the meeting venue of the general meeting of shareholders to participate and exercise their rights electronically (“hybrid shareholder meeting”). A general meeting of shareholders without a physical meeting venue but that takes place using electronic means (“virtual shareholder meeting”) may be held, subject to certain legal requirements and if the articles of association so allow. Our articles of association currently do not provide for general meetings of shareholders outside Switzerland or virtual shareholder meetings.

According to our articles of association, the following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending the articles of association, including the change of a company’s purpose or domicile;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the business report, the annual statutory and consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

•	approving the aggregate amount of compensation of members of the board of directors and the executive committee;

•	discharging the members of the board of directors and the executive committee from liability with respect to their conduct of business;

•	dissolving a company with or without liquidation; and

•	deciding matters reserved to the general meeting of shareholders by law or the articles of association or submitted to it by the board of directors.

In addition, the following powers are vested exclusively in the general meeting of shareholders by operation of statutory law: (i) determination of the interim dividend and approval of the requisite interim financial statements, (ii) repayment of the statutory capital reserve (réserve légale), and (iii) approval of our report on non-financial matters (if applicable).

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or the general meeting of shareholders or, under certain circumstances, by a company’s auditors, liquidator or the representatives of bondholders, if any. In addition, our articles of association require the board of directors to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of our share capital request such general meeting of shareholders in writing. The amended Swiss corporation law requires the board of directors to convene an extraordinary general meeting of shareholders if shareholders representing at least 5% of the share capital or of the voting rights so request in writing. Our articles of association do not yet comply with this lower threshold. Unless our articles of association are amended earlier to reflect this change, this lower threshold will apply to us as from January 1, 2025. A request for an extraordinary general meeting of shareholders must set forth the items to be discussed and the proposals to be acted upon. Further, the board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and statutory reserves are not covered by our assets and a contemplated restructuring measure falls within the competence of the general meeting of shareholders.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.

Under our articles of association, a resolution of the general meeting of shareholders passed by two-thirds of the votes and the majority of the par value of the shares, each as represented at the meeting, is required for:

•	amending the Company’s corporate purpose;

•	creating shares with preference rights;

•	cancelling or amending the transfer restrictions of shares;

•	creating conditional share capital or capital range;

•	increasing share capital out of equity, against contributions in-kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or withdrawing shareholder’s pre-emptive subscription rights;

•	changing the Company’s domicile;

•	amending or repealing the voting and recording restrictions, the provision setting a maximum board size or the indemnification provision for the board of directors and the executive committee set forth in our articles of association;

•	converting registered shares into bearer shares;

•	removing the chairman or any member of the board of directors before the end of his or her term of office; and

•	dissolving or liquidating the Company.

In addition, a resolution of the general meeting of shareholders passed by two-thirds of the votes and the majority of the par value of the shares, each as represented at the meeting is, by operation of statutory law required for: (i) a consolidation of shares (reverse split); (ii) a capital increase through contribution by set-off; (iii) a conversion of participation certificates into shares; (iv) a change of currency of the share capital; (v) the introduction of a casting vote of the chairperson at the general meeting of shareholders; (vi) a provision in the articles of association regarding the holding of the general meeting of shareholders outside Switzerland; (vii) a delisting of the equity securities; and (viii) the introduction of an arbitration clause in the articles of association.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended (the “Swiss Merger Act”). See “—Articles of Association—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from NYSE listing standards, which require an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Notice

General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the date, the starting time, the form and location of the meeting, the items on the agenda, the motions to the shareholders including a short explanation for these motions, the name and address of the independent representative and, in case of elections, the names of the nominated candidates. A resolution on a matter which is not on the agenda may not be passed at a general meeting of shareholders, except for motions to convene an extraordinary general meeting of shareholders or to initiate a special investigation, on which the general meeting of shareholders may vote at any time. No previous notification is required for motions concerning items included in the agenda or for debates that do not result in a vote.

All owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to our articles of association, one or more shareholders whose combined shareholdings represent the lower of (i) one tenth of our share capital and (ii) an aggregate par value of at least CHF 1,000,000 may request that an item be included in the agenda for a general meeting of shareholders. The amended Swiss corporation law gives one or more shareholders whose combined shareholdings represent 0.5% of our voting rights or of our share capital the right to request that an item including a proposal, or a proposal with respect to an existing agenda item, be included in the agenda of a general meeting of shareholders. Our articles of association do not yet comply with these new rules. Unless our articles of association are amended earlier to reflect this change, the new rules will apply to us as from January 1, 2025.

To be timely, the shareholder’s request must be received by us generally at least 45 calendar days in advance of the meeting. At our 2024 annual general meeting, we included a proposal to amend the Company’s articles of association to provide that the request must be received by us at least 90 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the general meeting of shareholders and the reasons for conducting such business at the general meeting of shareholders;

•	the motions regarding the agenda item;

•	the name and address, as they appear in the share register, of the shareholder proposing such business;

•	the number of shares which are beneficially owned by such shareholder (including documentary support of such beneficial ownership);

•	the dates upon which the shareholder acquired such shares;

•	any material interest of the proposing shareholder in the proposed business;

•	a statement in support of the matter; and

•	all other information required under the applicable laws and stock exchange rules.

In addition, if the shareholder intends to solicit proxies from the shareholders of a company, such shareholder shall notify the company of this intent in accordance with SEC Rule 14a-4 and/or Rule 14a-8.

Our business report, the compensation report and the auditor’s report must be published or otherwise made accessible to our shareholders no later than 20 days prior to the general meeting of shareholders. Shareholders of record may be notified of this in writing.

Voting Rights

Each of our common shares entitles a holder to one vote. The common shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in the share register at a cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), by its legal representative or by another registered shareholder with written authorization to act as proxy. The chairman has the power to decide whether to recognize a power of attorney.

Our articles of association contain provisions that prevent investors from acquiring voting rights exceeding 15% of our issued share capital. Specifically, if an individual or legal entity acquires common shares and, as a result, directly or indirectly, has voting rights with respect to more than 15% of the registered share capital recorded in the Commercial Register, the registered shares exceeding the limit of 15% shall be entered in the share register as shares without voting rights (limitation à l’inscription). This restriction applies equally to parties acting in concert and to shares held or acquired via a nominee, including via Cede & Co., New York (or any successor), as the nominee of The Depository Trust Company (“DTC”), New York, acting in its capacity as clearing nominee. Specifically, if shares are being held by a nominee for third-party beneficiaries, which control (alone or together with third parties) voting rights with respect to more than 15% of the share capital recorded in the Commercial Register, our articles of association provide that the board of directors may cancel the registration of the shares with voting rights held by such nominee in excess of the limit of 15%. Furthermore, our articles of association contain provisions that allow the board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements or to impose or adjust such conditions, limitations and requirements once registered. However, any shareholders who held more than 15% prior to our initial public offering remain registered with voting rights for such shares. Furthermore, the board of directors may in special cases approve exceptions to these restrictions.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or interim dividend or other distribution be paid but cannot itself authorize the distribution. Dividend and interim dividend payments require a resolution passed by a majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits from the previous or current business year (bénéfice résultant du bilan) or brought forward from the previous business years (report des bénéfices), or if we have distributable capital reserves (réserve légale issue du capital), each as evidenced by audited stand-alone statutory annual or interim financial statements prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and by the articles of association have been deducted.

Under the CO at least 5% of our annual profit must be retained as statutory profit reserve (réserve légale). If there is a loss carried forward, such loss must be eliminated before allocation to the statutory profit reserve. The statutory profit reserve shall be accumulated until it reaches, together with the statutory capital reserve, 50% of our share capital recorded in the Commercial Register. In addition, we have to allocate, among other things, the net proceeds of share issuances to the statutory capital reserve. The CO permits us to accrue additional reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e., the aggregate par value of our issued shares) are not allowed and may be made only by way of an ordinary capital reduction or within a capital range that (also) allows for a capital reduction (see “Description of Share Capital and Articles of Association—Articles of Association—Ordinary Capital Increase, Capital Range and Conditional Share Capital”). An ordinary capital reduction requires a resolution passed by a majority of the shares represented at a general meeting of shareholders. The board of directors must publish a call to creditors in the Swiss Official

Gazette of Commerce in which creditors are advised that they may request, subject to certain conditions, security for their claims within 30 days of the publication of the creditor call. A licensed audit expert must then confirm, based on the results of the call to creditors, that the claims of the creditors remain fully covered despite the reduction in our share capital recorded in the Commercial Register. If all requirements for an ordinary capital reduction have been met, the board of directors has to amend the articles of association in a public deed. Our share capital may be reduced to a level below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. An ordinary capital reduction must be completed within six months after the resolution of the general meeting of shareholders.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (droits-valeurs) may only be transferred by way of assignment. Shares or the beneficial interest in shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules. Our articles of association provide that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in the share register (registre des actions) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. For a discussion of the restrictions applicable to the control and exercise of voting rights, see “Description of Share Capital and Articles of Association—Articles of Association—Voting Rights.”

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect the share register with respect to his or her own shares and otherwise to the extent necessary to exercise his or her shareholder rights. No other person has a right to inspect the share register. Shareholders holding in the aggregate at least 5% of our nominal share capital or of our voting rights have the right to inspect our books and correspondence, subject to the safeguarding of our business secrets and other legitimate interests. Our board of directors is required to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If an inspection request is denied by the board of directors, shareholders may request the order of an inspection by the court within 30 days. See “Comparison of Swiss Law and Delaware Law—Inspection of books and records.”

Special Investigation

If a shareholder has exercised its information or inspection rights, such shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court at our registered office (currently Epalinges, Canton of Vaud, Switzerland) to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of our share capital or voting rights may request that the court appoint a special examiner. The court will issue such an order if the petitioners can demonstrate that members of the board of directors or our executive committee infringed the law or our articles of association and that such violation is suitable to cause a damage to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting of shareholders and the majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	our assets, after the divestment, are not invested in accordance with our corporate purpose as set forth in the articles of association; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our corporate purpose.

A shareholder of a Swiss corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than nine members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent annual general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

According to our articles of association, the board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the Company and issuing of the relevant directives;

•	laying down the organization of the Company;

•	formulating accounting procedures, financial controls and financial planning;

•	nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

•	the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association, and regulations and directives of the Company;

•	issuing the business report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

•	informing the court in case of over-indebtedness.

By operation of statutory law, the board of directors has the additional non-delegable and inalienable power and duty to submit an application for debt-restructuring moratorium if needed.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, committees or to third parties (such as executive officers) who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and our articles of association, details of the delegation and other procedural rules such as quorum requirements have been set in the organizational rules established by the board of directors.

Indemnification of Executive Officers and Directors

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of the board of directors and the executive committee and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive officers to the extent not included in insurance coverage or advanced by third parties.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See “Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive officers and limitation of liability.”

We have entered into indemnification agreements with each of the members of our board of directors and executive officers.

Conflicts of Interest, Management Transactions

The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company. More generally, the CO requires our directors and executive officers to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive officers. This rule is generally understood to disqualify directors and executive officers from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breaches of these obligations. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person related to any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics and other policies that cover a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Committee

Pursuant to Swiss law, the aggregate amount of compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management (which we refer to as our “executive committee”) of the Company has to be submitted to our shareholders for approval each year. Our executive committee currently comprises the Chief Executive Officer, the Chief Financial Officer, the Chief Scientific Officer and the Swiss Managing Director.

The board of directors must issue, on an annual basis, a written compensation report that must be reviewed by our auditors. The compensation report must disclose, among other things, all compensation granted by the Company, directly or indirectly, to current members of the board of directors and the executive committee and, to the extent related to their former role within the Company or not on customary market terms, to former members of the board of directors and former executive officers.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive committee, respectively, as well as the particular amount for each member of the board of directors and for the highest paid executive officer, specifying the name and function of each of these persons.

We are prohibited from granting certain forms of compensation to members of our board of directors and executive committee, such as:

•	severance payments (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of companies, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity-based compensation not provided for in the articles of association.

Compensation to members of the board of directors and the executive committee for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if (i) the compensation would be prohibited if it were paid directly by the Company, (ii) the articles of association do not provide for it, or (iii) the compensation has not been approved by the general meeting of shareholders.

In each year, the general meeting of shareholders has to vote on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors for the term of office until the next annual general meeting of shareholders; and

•	the maximum aggregate amount of fixed compensation of the executive committee for the following financial year; and

•	the maximum aggregate amount of variable compensation of the executive committee for the current financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

If, at the general meeting of shareholders, the shareholders do not approve a compensation proposal of the board of directors, the board of directors must prepare a new proposal, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting of shareholders or the next annual general meeting of shareholders.

In addition to fixed compensation, members of the board of directors and the executive committee may be paid variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restricts our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The CO limits our ability to repurchase and hold our own shares. We and our subsidiaries may repurchase shares only to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may, subject to applicable law, purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading, or the Financial Market Infrastructure Act (the “FMIA”), do not apply to us since our shares are not listed on a Swiss exchange.

Mandatory Bid Rules

The obligation of any person or group of persons that acquires more than one-third of a company’s voting rights to submit a cash offer for all the outstanding listed equity securities of the relevant company at a minimum price pursuant to the FMIA does not apply to us since our shares are not listed on a Swiss exchange.

Nonresident or Foreign Owners

Other than limitations that apply to all holders of our common shares, there are no limitations on the right of nonresident or foreign owners of our common shares from holdings or voting such common shares imposed by Swiss law or our articles of association.

Exchange Controls

Other than sanctions against specific countries, individuals, and organizations, there are no governmental laws, decrees, regulations or other legislation in Switzerland affecting the remittance of dividends, interest and other payments to nonresident holders of our common shares.

Stock Exchange Listing

Our common shares are listed on the NYSE under the symbol “ADCT.”

The Depository Trust Company

Each person owning a beneficial interest in common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar of Shares

Our share register is kept by Computershare Trust Company, N.A., which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Comparison of Swiss Law and Delaware Law

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights pursuant to the provisions of the CO, by which our Company is governed (but see “Description of Share Capital and Articles of Association—The Company” regarding the two-year transition period that currently applies), and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed ”inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90% of all members in the transferring legal entity who are entitled to vote shall approve the merger agreement.

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors, officers or liquidators for breach of their duties and claim the payment of the company’s losses or damages to the corporation and, in some cases, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that U.S. laws and regulations provide a basis for liability and U.S. courts have jurisdiction, a class action may be available.

Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he or she acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to Swiss law, the general meeting of shareholders has the non-transferable right, amongst others, to vote separately and bindingly on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office until the end of the following general meeting of shareholders. Re-election is possible.

Indemnification of directors and executive officers and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors and officers (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit liability of:

•     a director or officer for any breach of the duty of loyalty to the corporation or its shareholders;

•     a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•     a director for statutory liability for unlawful payment of dividends or unlawful share purchase or redemption;

•     a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•     an officer in any action by or in right of the corporation.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive committee intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive committee from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance, which may cover negligent acts as well.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

•     by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•     by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•     by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•     by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•     the duty of care; and

•     the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive committee based on organizational rules. However, there are several non-transferable duties of the board of directors:

•     the overall management of the corporation and the issuing of all necessary directives;

•     determination of the corporation’s organization;

•     the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

•     the appointment and dismissal of persons entrusted with managing and representing the corporation;

•     overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

•     compilation of the annual report, preparation for the general meeting of the shareholders, the compensation report and implementation of its resolutions; and

•     the filing of an application for a debt restructuring moratorium and notification of the court in the event that the company is over-indebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under like circumstances.

The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company.

The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessary, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

The Swiss Federal Supreme Court has established a doctrine that restricts its review of a business decision if the decision has been taken following proper preparation, on an informed basis and without conflicts of interest.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may exercise their voting rights in a general meeting of shareholders. Shareholders can only act by written consents if no shareholder requests a general meeting of shareholders. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights, and subject to the two-year transition period described above (see “Description of Share Capital and Articles of Association—The Company”):

•     shareholders together representing at least 5% of the share capital or voting rights may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•     shareholders together representing shares with a par value of at least 0.5% of the share capital or the voting rights may demand that an agenda item including a specific proposal, or a proposal with respect to an existing agenda item, be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate lead time.

Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination (“examen spécial”).

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairperson of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e., until the following annual general meeting of shareholders), as well as the vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the members of any advisory board, is mandatory for listed companies. Re-election is permitted.

Removal of directors

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a majority of the shares represented at a general meeting of shareholders. The articles of association may require the approval by a supermajority of the shares represented at a meeting for the removal of a director.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting shares within the past three years.	No such rule applies to a Swiss corporation.

Dissolution; Winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. The articles of association may increase the voting thresholds required for such a resolution.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.

Shares with preferential voting rights are not regarded as preference shares for these purposes.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The articles of association of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided in the articles of association.

There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of a capital range and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and a majority of the par value of the shares represented at such general meeting of shareholders. The articles of association may increase these voting thresholds.

Inspection of books and records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Swiss corporation holding in the aggregate at least 5% of the nominal share capital or voting rights have the right to inspect books and records, subject to the safeguarding of the company’s business secrets and other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise his or her rights as a shareholder. The board of directors has to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If the board of directors denies an inspection request, shareholders may request the order of an inspection by the court within 30 days.

A shareholder’s right to inspect the share register is limited to the right to inspect his or her own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:	Dividend (including interim dividend) payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

•     out of its surplus, or

•     in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Shareholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without shareholder approval.

Payments out of a corporation’s share capital (in other words, the aggregate par value of the corporation’s shares) in the form of dividends are not allowed and may be made only by way of a share capital reduction. Dividends may be paid only from the profits of the previous or current business year or brought forward from previous business years or if the corporation has distributable reserves, each as evidenced by the corporation’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and the articles of association have been deducted.

Creation and issuance of new shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of a capital range or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and a majority of the par value of shares represented at such meeting. The board of directors may issue or cancel shares out of the capital range during a period of up to five years by a maximum amount of 50% of the current share capital. Shares are created and issued out of conditional share capital through the exercise of options or of conversion rights that the board of directors may grant to shareholders, creditors of bonds or similar debt instruments, employees, directors of the company or another group company or third parties.

Description of Pre-Funded Warrants

The material terms and provisions of the pre-funded warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of the pre-funded warrant which will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC. You should review the form of the pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance until the tenth anniversary of their original issuance. At any time during the last 90 days of the term, the holder may exchange the pre-funded warrant for, and we will issue, a new pre-funded warrant for the number of common shares then remaining under the pre-funded warrant.

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part (but not for less than a common share) by delivering to us a duly executed exercise notice and by payment of the aggregate exercise price; provided that any exercise of the pre-funded warrants must be for at least 50,000 common shares (or, if less, the remaining common shares available for purchase under the pre-funded warrants).

Exercise Limitations

A holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by the holder (together with its affiliates and certain attribution parties) to exceed 9.99% (or, 61 days after a written notice from such holder, any other percentage not in excess of 19.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

Exercise Price

The exercise price per common share purchasable upon the exercise of the pre-funded warrants is CHF 0.08 per share, subject to adjustments as described below.

Cashless Exercise

In lieu of making cash payment of the aggregate exercise price, when a registration statement (and a current prospectus) is not available for the issuance of common shares upon exercise of the pre-funded warrants, a holder may elect to exercise the pre-funded warrants on a cashless basis. However, if we, at the time of our receipt of an exercise notice electing cashless exercise, (i) do not, or have reason to believe that we do not, have a sufficient amount of freely distributable equity to fund the nominal value of the number of common shares we would be required to deliver upon such cashless exercise, and (ii) (x) hold common shares representing more than 2% of our share capital registered in the commercial register at that time (the "Minimum Stock") in treasury, then we will not be obligated to (but may) deliver more than such number of common shares to the holder as exceeds the Minimum Stock or (y) hold up to the Minimum Stock in treasury, then we will not obligated to deliver any common shares to the holder. The exercise notice will be deemed to be null and void to the extent the holder receives fewer common shares than to which such exercise notice relates.

Certain Transactions

In the event of (i) a sale, lease or other transfer of all or substantially all of our assets, (ii) a merger or consolidation involving us in which we are not the surviving entity or in which our outstanding share capital is converted into or exchanged for shares of capital stock or other securities or property of another entity, or (iii) any sale by holders of our outstanding voting equity securities in a single transaction or series of related transactions of shares constituting a majority of our outstanding combined voting power, and:

•	if the consideration received by our shareholders consists solely of cash and/or marketable securities, then holders of the pre-funded warrants will be deemed to have exercised their pre-funded warrants (without regard to the exercise limitations described above) immediately prior to the closing date of such transaction; or

•	if the consideration received by our shareholders does not consist solely of cash and/or marketable securities, then we will cause the successor or surviving entity to assume the pre-funded warrants.

In the event of a change any of the securities issuable upon exercise of the pre-funded warrants into the different securities, then the pre-funded warrants will represent the right to acquire such number and kind of securities as would have been issuable as a result of such change with respect to our common shares immediately prior to such change.

In the event of a combination or subdivision of our common shares, then the exercise price and the number of our common shares issuable upon exercise of the pre-funded warrants will be proportionately adjusted.

In the event of a share dividend on our common shares, then the exercise price and the number of our common shares issuable upon exercise of the pre-funded warrants will be proportionately adjusted.

In the event of a non-share dividend or distribution on our common shares, then the holders of the pre-funded warrants will receive a proportionate share of any such dividend or distribution as though such holders were holders of our common shares.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Listing

We do not intend to apply to list the pre-funded warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

Rights as a Shareholder

Except for the right to participate in certain dividends and distributions and as otherwise provided in the pre-funded warrant, the holders of the pre-funded warrants, as such, do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their pre-funded warrants.

Governing Law

The pre-funded warrants are governed by the laws of Switzerland.

Taxation

The following discussion is based on the tax laws, regulations and regulatory practices of Switzerland and the United States as in effect on the date hereof, which are subject to change (or subject to changes in interpretation), possibly with retroactive effect.

Current and prospective shareholders are advised to consult their own tax advisers in light of their particular circumstances as to the Swiss or U.S. tax laws, regulations and regulatory practices that could be relevant for them in connection with owning and selling or otherwise disposing of our common shares and pre-funded warrants and receiving dividends and similar cash or in-kind distributions on our common shares and pre-funded warrants (including dividends on liquidation proceeds and share dividends) or distributions on our common shares and pre-funded warrants based upon a capital reduction or reserves paid out of capital contributions and the consequences thereof under the tax laws, regulations and regulatory practices of Switzerland or the United States.

Swiss Tax Considerations

Withholding Tax

Under present Swiss tax law, dividends due and similar cash or in-kind distributions made by the Company to a shareholder of common shares and holders of pre-funded warrants (including liquidation proceeds and bonus shares) are subject to Swiss federal withholding tax (“Withholding Tax”), currently at a rate of 35% (applicable to the gross amount of taxable distribution). However, the repayment of the par value of the common shares and any repayment of qualifying additional paid-in capital (capital contribution reserves), within the limitations accepted by the legislation in force when such Dividend becomes due and the respective administrative practice, are not subject to the Withholding Tax. The Company is obliged to deduct any applicable Withholding Tax from the gross amount of any taxable distribution and to pay the tax to the Swiss Federal Tax Administration within 30 days of the due date of such distribution. The issuance of pre-funded warrants to investors is not subject to Withholding Tax.

Swiss resident individuals who hold their common shares or pre-funded warrants as private assets (“Resident Private Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income tax return. In addition, (i) corporate and individual shareholders who are resident in Switzerland for tax purposes, (ii) corporate and individual shareholders who are not resident in Switzerland, and who, in each case, hold their common shares or pre-funded warrants as part of a trade or business carried on in Switzerland through a permanent establishment with fixed place of business situated in Switzerland for tax purposes and (iii) Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealing, or leveraged investments, in shares and other securities (collectively, “Domestic Commercial Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their statements of operations or income tax return, as the case may be.

Shareholders and holders of pre-funded warrants who are not resident in Switzerland for tax purposes, and who, in each case and during the respective taxation year, do not hold their common shares or pre-funded warrants as part of a trade or business carried on through a permanent establishment with fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason (collectively, “Non-Resident Shareholders”) may be entitled to a total or partial refund of the Withholding Tax if the country in which such recipient resides for tax purposes maintains a bilateral treaty for the avoidance of double taxation with Switzerland and further conditions of such treaty are met. Non-Resident Shareholders should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country. Non-Resident Shareholders should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of common shares or pre-funded warrants and the procedures for claiming a refund of the Withholding Tax.

Swiss Issuance Stamp Duty

The Company will be subject to the Swiss issuance stamp duty (droit de timbre d’émission) on the issuance of common shares (including the issuance of common shares in connection with the exercise of pre-funded warrants) of 1% of the offering price, net of certain deductions. The issuance of pre-funded warrants is not subject to Swiss issuance stamp duty.

Securities Transfer Stamp Duty

Any transactions in common shares or pre-funded warrants in the secondary markets are subject to Swiss securities transfer stamp duty at an aggregate rate of 0.15% of the consideration paid for such common shares or pre-funded warrants, however, only if a bank or other securities dealer in Switzerland, as defined in the Swiss Federal Stamp Tax Act (loi fédérale sur les droits de timbre), is a party or an intermediary to the transaction and no exemption applies.

The issuance of the pre-funded warrants to investors as well as the exercise of the pre-funded warrants are exempt from Swiss securities transfer stamp duty.

Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax

Non-Resident Shareholders

Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax on dividend payments and similar distributions because of the mere holding of common shares or pre-funded warrants. The same applies for capital gains on the sale of common shares or pre-funded warrants subject to certain exceptions. For Withholding Tax consequences, see “—Swiss Tax Considerations—Withholding Tax.”

Resident Private Shareholders and Domestic Commercial Shareholders

Resident Private Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares or taxable repurchases of common shares or pre-funded warrants as described above), which are not repayments of the par value of common shares or, within the limitations accepted by the legislation in force and the respective administrative practice, qualifying additional paid-in capital (capital contribution reserves), are required to report such receipts in their individual income tax returns and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant tax period. A gain or a loss by Resident Private Shareholders realized upon the sale or other disposition of common shares or pre-funded warrants to a third party will generally be a tax-free private capital gain or not a tax-deductible capital loss, as the case may be. Under exceptional circumstances the capital gain may be re-characterized into a taxable dividend, in particular upon taxable repurchase of common shares or pre-funded warrants as described above. When a capital gain is re-characterized as a dividend, the relevant income for tax purposes corresponds to the difference between the repurchase price and the sum of the par value of common shares and, within the limitations accepted by the legislation in force and the respective administrative practice, qualifying additional paid-in capital (capital contribution reserves).

Domestic Commercial Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares) are required to recognize such payments in their statements of operations for the relevant tax period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings accumulated (including the dividends) for such period. Domestic Commercial Shareholders who are corporate taxpayers may qualify for participation relief on dividend distributions (réduction pour participations), if common shares held have an aggregate market value of at least CHF 1 million. For cantonal and communal income tax purposes, the regulations on participation relief are broadly similar, depending on the canton of residency.

Domestic Commercial Shareholders are required to recognize a gain or loss realized upon the disposal of common shares or pre-funded warrants in their statement of operations for the respective taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings (including the gain or loss realized on the sale or other disposition of common shares or pre-funded warrants) for such taxation period.

Swiss Wealth Tax and Capital Tax

Non-Resident Shareholders

Non-Resident Shareholders holding common shares or pre-funded warrants are not subject to cantonal and communal wealth or annual capital tax because of the mere holding of common shares or pre-funded warrants.

Resident Private Shareholders

Resident Private Shareholders are required to report their common shares or pre-funded warrants as part of their private wealth and are subject to cantonal and communal wealth tax.

Domestic Commercial Shareholders

Domestic Commercial Shareholders are required to report their common shares or pre-funded warrants as part of their business wealth or taxable capital, as defined, and are subject to cantonal and communal wealth or annual capital tax.

Automatic Exchange of Information in Tax Matters

On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement. The Multilateral Competent Authority Agreement is based on Article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of Automatic Exchange of Information (the “AEOI”). The Federal Act on the International Automatic Exchange of Information in Tax Matters (the “AEOI Act”) entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.

The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have been, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of speciality (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings)) and adequate data protection.

Based on such multilateral or bilateral agreements and the implementation of Swiss law, Switzerland collects and exchanges data in respect of financial assets, including common shares or pre-funded warrants, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a European Union member state or in a treaty state.

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the United States to facilitate the implementation of U.S. Foreign Account Tax Compliance Act. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland. On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the United States on changing the current direct-notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities.

Material U.S. Federal Income Tax Consequences for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders, as defined below, of owning and disposing of our common shares and pre-funded warrants. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire common shares or pre-funded warrants.

This discussion applies only to a U.S. Holder that holds common shares or pre-funded warrants as capital assets for U.S. federal income tax purposes (generally, property held for investment). In addition, it does not describe any tax consequences other than U.S. federal income tax consequences, including state and local tax consequences and estate tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding common shares or pre-funded warrants as part of a straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the common shares or pre-funded warrants;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRAs” and governmental entities;

•	real estate investment trusts or regulated investment companies;

•	former U.S. citizens or long-term residents of the United States;

•	persons subject to Section 451(b) of the Code;

•	persons that own or are deemed to own 10% or more of the voting power or value of our common shares and pre-funded warrants; or

•	persons holding common shares or pre-funded warrants in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds common shares or pre-funded warrants, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares or pre-funded warrants and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the common shares or pre-funded warrants.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Switzerland and the United States (the “Treaty”), all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

A “U.S. Holder” is a beneficial owner of our common shares or pre-funded warrants who, for U.S. federal income tax purposes, is eligible for the benefits of the Treaty and who is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares or pre-funded warrants in their particular circumstances.

Treatment of Pre-Funded Warrants

Although not free from doubt, we expect to treat our pre-funded warrants as our common shares for U.S. federal income tax purposes, and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of our common shares. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant except to the extent of cash received in lieu of a fractional share, which will be treated as received in a disposition subject to the rules described below under “—Sale or Other Disposition of Common Shares or Pre-Funded Warrants” and, upon exercise, the holding period of a pre-funded warrant should carry over to the common share received. Similarly, the tax basis of the pre-funded warrant should carry over to the common share received upon exercise, increased by the exercise price. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes.

Our position with respect to the characterization of pre-funded warrants is not binding on the Internal Revenue Service (the “IRS”), however, and the IRS may treat the pre-funded warrants as warrants to acquire our common shares. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in our pre-funded warrants, as well as such holder’s holding period in the common shares received on the exercise of a pre-funded warrant could change. U.S. Holders should consult their tax advisers regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences of alternative characterizations of an investment in the pre-funded warrants based on each holder's particular facts and circumstances.

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes interest, dividends, certain non-active rents and royalties, and capital gains.

Cash is generally characterized as a passive asset for these purposes. Goodwill is generally characterized as a non-passive or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. The extent to which our goodwill should be characterized as a non-passive asset is not entirely clear. We hold a substantial amount of cash, and while this continues to be the case our PFIC status for any taxable year depends largely on the value of our goodwill and the characterization of our goodwill as passive or non-passive. The value of our goodwill for any taxable year may be determined in large part by reference to the average of our market capitalization for that year. Because our market capitalization declined substantially during 2023, we believe we were a PFIC for our 2023 taxable year. There is also a risk that we will be a PFIC for 2024 and possibly future taxable years.

We have not obtained any valuation of our assets (including goodwill). U.S. Holders of our common shares or pre-funded warrants should consult their tax advisers regarding the value and characterization of our assets for purposes of the PFIC rules, as they are subject to some uncertainties. In addition, our PFIC status is a factual annual determination that can be made only after the end of the relevant taxable year and will depend on the composition of our income and assets and the value of our assets from time to time. Accordingly, our PFIC status for 2024 and any future taxable year is uncertain.

If we are a PFIC for any year during which a U.S. Holder holds common shares or pre-funded warrants, we will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds common shares or pre-funded warrants, even if we cease to meet the threshold requirements for PFIC status, unless the U.S. Holder elects to recognize gain, if any, as if it sold its common shares or pre-funded warrants as of the last day of the last tax year in which we are a PFIC (such election, a “Purging Election”). In addition, the Company may, directly or indirectly, have held or hold equity interests in other PFICs (collectively, “Lower-tier PFICs”). Under attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate shares of the stock of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though holders have not received the proceeds of those distributions or dispositions directly. U.S. Holders should consult their tax advisers about the consequences to them if we own one or more Lower-tier PFICs.

If we are a PFIC for any taxable year during which a U.S. Holder holds common shares or pre-funded warrants, such holder will generally be subject to adverse tax consequences. Unless a U.S. Holder makes a timely “mark-to-market” election or “qualified electing fund” (“QEF”) election (each discussed below), gain recognized by the U.S. Holder on sale or other disposition (including certain pledges) of common shares or pre-funded warrants (including any gain recognized as a consequence of a Purging Election) will be allocated ratably over the U.S. Holder’s holding period for the common shares or pre-funded warrants. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability. Further, to the extent that any distribution received by a U.S. Holder on its common shares or pre-funded warrants exceeds 125% of the average of the annual distributions on the common shares or pre-funded warrants received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution will be subject to taxation in the same manner as gain, described immediately above.

If we are a PFIC and if our common shares are “regularly traded” on a “qualified exchange,” a U.S. Holder will be eligible to make a mark-to-market election with respect to our common shares that will result in tax treatment different from the general tax treatment for PFICs described above. Our common shares will be treated as “regularly traded” if more than a de minimis amount of our common shares are traded on a qualified exchange on at least 15 days during each calendar quarter. The NYSE, on which our common shares are listed, is a qualified exchange for this purpose. Once made, the election cannot be revoked without the consent of the IRS unless the shares cease to be traded on an established market. A U.S. Holder cannot make a mark-to-market election with respect to the pre-funded warrants, as the pre-funded warrants are not “regularly traded” on a “qualified exchange.”

If a U.S. Holder makes the mark-to-market election with respect to our common shares, such holder will generally recognize as ordinary income any excess of the fair market value of such holder’s common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, such holder’s tax basis in their common shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). This election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any Lower-tier PFICs notwithstanding a mark-to-market election for the common shares.

If a company that is a PFIC provides certain information to U.S. Holders, a U.S. Holder can then avoid certain adverse tax consequences described above by making a QEF election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621, including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. U.S. Holders should consult their tax advisers regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances. In order to comply with the requirements to make a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. Because we believe we were a PFIC for the 2023 taxable year, we have provided information necessary for our U.S. investors to make a QEF election with respect to us for the 2023 taxable year on our website.

In addition, if we are a PFIC (or, with respect to a particular U.S. Holder, are treated as a PFIC) for a taxable year in which we pay a dividend or for the prior taxable year, the preferential dividend rates discussed below with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

The rules dealing with PFICs and with the mark-to-market and QEF elections are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their tax advisers concerning the application of the PFIC rules to our common shares and pre-funded warrants under their particular circumstances.

Information Returns

If we are a PFIC for any taxable year during which a U.S. Holder holds common shares or pre-funded warrants, the U.S. Holder will generally be required to file an annual report on IRS Form 8621, containing such information as the U.S. Treasury may require, with their annual U.S. federal income tax returns. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with respect to the items required to be included in such report until three years after the U.S. Holder files the annual report and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period.

Prospective U.S. holders should consult their tax advisers regarding the potential PFIC rules to an investment in common shares or pre-funded warrants.

Taxation of Distributions

The following is subject to the discussion regarding the PFIC rules described above.

Distributions paid on common shares or pre-funded warrants, other than certain pro rata distributions of common shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore, subject to applicable limitations, may be taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holder. However, the qualified dividend income treatment will not apply if we are treated as a PFIC with respect to the U.S. Holder or if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year.

The amount of a dividend will include any amounts withheld by us in respect of Swiss income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Swiss francs will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to generally applicable limitations and conditions, some of which vary depending upon the U.S. Holder’s particular circumstances, Swiss income taxes withheld from dividends on common shares and pre-funded warrants (at a rate not exceeding the rate provided by the Treaty, in the case of a U.S. Holder eligible for a reduced rate under the Treaty) will be creditable against the U.S. Holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include new requirements adopted by the IRS in regulations promulgated in December 2021 (the “Foreign Tax Credit Regulations”) and any Swiss tax will need to satisfy these requirements in order to be eligible to be a creditable tax to a U.S. Holder. However, the IRS released guidance in the form of a notice which provides temporary relief from the requirements of these new regulations for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). In the case of a U.S. Holder that either (i) is eligible for, and properly elects, the benefits of the Treaty, or (ii) consistently elects to apply a modified version of these rules under the recently issued temporary guidance and complies with specific requirements set forth in such guidance, the Swiss tax on interest generally will be treated as a creditable tax (for taxable years for which such temporary relief applies, in the case of U.S. Holders relying on the temporary relief). In the case of all other U.S. Holders, the application of these requirements to the Swiss tax is uncertain and we have not determined whether these requirements have been met. If the Swiss tax is not a creditable tax for a U.S. Holder or such holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year, such U.S. Holder may be eligible to deduct the Swiss tax in computing its taxable income for U.S. federal income tax purposes, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. Dividend distributions will constitute income from sources without the United States and, for U.S. Holders that elect to claim foreign tax credits, generally will constitute “passive category income” for foreign tax credit purposes.

The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. Holder’s particular circumstances and involve the application of complex rules to those circumstances. The temporary guidance discussed above also indicates that the U.S. Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. U.S. Holders should consult their tax advisers regarding the application of these rules to their particular circumstances.

Sale or Other Disposition of Common Shares or Pre-Funded Warrants

The following is subject to the discussion regarding the PFIC rules described above.

Gain or loss realized by a U.S. Holder on the sale or other disposition of common shares or pre-funded warrants will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for such common shares or pre-funded warrants was more than one year as of the date of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares or pre-funded warrants disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Long-term capital gain recognized by a non-corporate U.S. Holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. However, U.S. Holders that are eligible for benefits under the Treaty may be able to elect to treat the gain as foreign-source income under the Treaty and claim a foreign tax credit in respect of Swiss taxes on disposition gains. The Foreign Tax Credit Regulations generally preclude a U.S. Holder from claiming a foreign tax credit with respect to Swiss income taxes on gains from dispositions of common shares or pre-funded warrants if the U.S. Holder does not elect to apply the benefits of the Treaty. However, in that case it is possible that any Swiss taxes on disposition gains may either be deductible or reduce the amount realized on the disposition. The rules governing foreign tax credits and deductibility of foreign taxes are complex. U.S. Holders should consult their tax advisers regarding their eligibility for benefits under the Treaty and the consequences of the imposition of any Swiss tax on disposition gains. The deductibility of capital losses is subject to various limitations.

Certain Adjustments to Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to U.S. Holders of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Any such adjustment that is treated as a constructive distribution would be treated as a dividend, subject to withholding, to the extent described above under “—Taxation of Distributions.” U.S. Holders should consult their tax advisers regarding the proper tax treatment of any such adjustment.

Information Reporting and Backup Withholding

Payments of dividends on our common shares and pre-funded warrants, constructive dividends on our pre-funded warrants and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, among us and Jefferies LLC, Guggenheim Securities, LLC and Cantor Fitzgerald & Co., as the representatives of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of common shares and pre-funded warrants (collectively, the “securities”) shown opposite its name below:

Underwriter	Number of Common Shares	Number of Pre-Funded Warrants
Jefferies LLC
Guggenheim Securities, LLC
Cantor Fitzgerald & Co.
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares and pre-funded warrants from us if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the common shares and pre-funded warrants subject to their acceptance of the common shares and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of our common shares upon the exercise of the pre-funded warrants.

Commission and Expenses

The underwriters have advised us that they propose to offer the common shares and pre-funded warrants to the public at the offering prices set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $          per share or pre-funded warrant. After the offering, the public offering price and concession to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	Per Common Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions referred to above, will be approximately $         .

Listing

Our common shares are listed on the NYSE under the trading symbol “ADCT.”

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

No Sales of Similar Securities

We and all of our directors and officers have agreed that, without the prior written consent of Jefferies LLC, we and they will not, during the period ending 60 days after the date of this prospectus supplement (the “lock-up period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares;

•	file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares,

whether any such transaction described above is to be settled by delivery of common shares or such other securities, in cash or otherwise. In addition, our directors and officers have agreed that, without the prior written consent of the Jefferies LLC, they will not, during the lock-up period, make any demand for, or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares.

The restrictions described in the immediately preceding paragraph do not apply to our directors and officers with respect to:

(i)	transactions relating to common shares or any security convertible into or exchangeable or exercisable for common shares acquired in open market transactions after the completion of the offering;

(ii)	transfers or distributions of common shares or any security convertible into or exchangeable or exercisable for common shares as a bona fide gift or for bona fide estate planning purposes or to a charitable organization or educational institution;

(iii)	transfers or distributions of common shares or any security convertible into or exchangeable or exercisable for common shares to any immediate family member of such person, affiliate or any trust or trustee or beneficiary thereof for the direct or indirect benefit of such person or the immediate family of such person (for this purpose, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);

(iv)	transfers or distributions of common shares or any security convertible into or exchangeable or exercisable for common shares to any corporation, partnership, limited liability company or other entity or affiliate of such person or the immediate family of such person;

(v)	transfers or distributions of common shares or any security convertible into or exchangeable or exercisable for common shares (a) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such person upon the death of such person; (b) by operation of law pursuant to a domestic order or negotiated divorce settlement;

(vi)	transfers or distributions of common shares or any security convertible into or exchangeable or exercisable for common shares to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act), or to an investment fund or other entity that controls or manages, or is under common control with, such person, or distributions to partners, members, shareholders, beneficiaries or other equity holders of such person;

(vii)	transfers or distributions of common shares or any security convertible into or exchangeable or exercisable for common shares to us in connection with the repurchase of such securities with respect to the termination of such person’s employment with us;

(viii)	transfers or distributions (including through a “cashless” exercise or on a “net exercise basis”) of common shares or any securities convertible into or exchangeable or exercisable for common shares to us or “sell to cover” transactions in the open market solely due as a result of the automatic vesting or settlement in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, common shares (including to satisfy withholding obligations or the payment of taxes in connection therewith); provided that (a) any such common shares received by such person shall be subject to the lock-up agreement and (b) no filing under Section 16(a) of the Exchange Act (or its foreign equivalent) reporting a reduction in beneficial ownership of common shares shall be required or shall be voluntarily made during the lock-up period;

(ix)	transfers or distributions of common shares or any securities convertible into or exchangeable or exercisable for common shares to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (viii) above, provided that any common shares shall be subject to the terms of the lock-up agreement;

(x)	any pledge or transfer by such person (or any permitted transferee) of common shares or any securities convertible into or exchangeable or exercisable for common shares pursuant to agreements governing indebtedness or commitments relating to indebtedness of such person (or any permitted transferee) or its affiliates (other than us and our subsidiaries) in effect on the date thereof (and any refinancing or replacement thereof) and described in this prospectus supplement and any transfer upon foreclosure, provided that any required filing under Section 16(a) of the Exchange Act (or its foreign equivalent) reporting a reduction in beneficial ownership by such person or any party (pledgor or pledgee) shall indicate by footnote disclosure or otherwise the nature of the transfer and if any filing is required to be made under Section 16(a) of the Exchange Act (or its foreign equivalent) during the lock-up period, and such person shall provide the underwriters prior written notice informing them of such report;

(xi)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (or its foreign equivalent) for the transfer of common shares, provided that (a) such plan does not provide for the transfer of common shares during the lock-up period and (b) to the extent a public announcement or filing under the Exchange Act (or its foreign equivalent), if any, is required of or voluntarily made by or on behalf of such person or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the lock-up period;

(xii)	transfers or dispositions common shares or any securities convertible into common shares pursuant to a bona fide tender offer for our capital shares, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of us (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which such person may agree to transfer, sell, tender or otherwise dispose of common shares or any security convertible into common shares in connection with such transaction) that has been approved by our board of directors; provided that, in the event that such change of control transaction is not consummated, this paragraph shall not be applicable and such person’s common shares and other securities shall remain subject to the lock-up agreement (for this purpose, “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than the underwriter pursuant to this offering), of our voting securities if, after such transfer, such person or group of affiliated persons would hold greater than 50% of our outstanding voting securities); or

(xiii)	transfers or distributions of common shares or any security convertible into common shares under any existing trading plan pursuant to Rule 10b5-1 under the Exchange Act (or its foreign equivalent) provided that to the extent a public announcement or filing under the Exchange Act (or its foreign equivalent), if any, is required of or voluntarily made, such announcement or filing shall include a statement to the effect that such transfer or distribution was made pursuant to such plan, provided that, (1) with respect to paragraphs (ii)-(iv) and (vi) above, the representatives receive a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee or transferee, as the case may be, and (2) with respect to paragraphs (ii)-(vii) above, any filing under Section 16(a) of the Exchange Act shall indicate by footnote the nature of the transfer or disposition.

The restrictions on transfers or other dispositions by us described above do not apply to:

(i)	the securities offered and sold pursuant to this prospectus (including the common shares issuable upon the exercise of the pre-funded warrants);

(ii)	the issuance by us of common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the representatives have been advised in writing;

(iii)	the grant or settlement of any options to purchase common shares, lock-up shares or lock-up units under an incentive compensation plan in effect or approved by our board of directors;

(iv)	our filing of any registration statement on Form S-8 or a successor form relating to the common shares granted pursuant to or reserved for issuance under an incentive compensation plan;

(v)	the offer or issuance of common shares in connection with an acquisition, joint venture, commercial or collaborative relationship, or an acquisition or license by us of assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with any such acquisition, provided that (1) the aggregate number of shares issued does not exceed 10% of the total number of outstanding shares of our common shares immediately following the closing of this offering and (2) the recipient of any such shares during the lock-up period enters into a lock-up agreement;

(vi)	facilitating the establishment of a trading plan on behalf of one of our shareholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares, provided that such plan does not provide for the transfer of common shares during the lock-up period and, to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the lock-up period; and

(vii)	the filing (including the effectiveness) of registration statements and prospectuses (including amendments and supplements thereto) with the SEC exclusively as a result of contractual obligations contained in existing registration rights agreements described in this prospectus supplement.

Jefferies LLC may, in its sole discretion, and at any time or from time to time before the termination of the lock-up period, waive all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the representatives and us or our directors and officers, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. The underwriters may sell more common shares than they are obligated to purchase under the underwriting agreement, creating a short position. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common shares on the NYSE in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the commons shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, marked color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (“Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this Offering Memorandum in Australia:

A. You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this Offering Memorandum is void and incapable of acceptance.

B. You warrant and agree that you will not offer any of the securities issued to you pursuant to this Offering Memorandum for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus supplement with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus supplement qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106-Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105-Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any common shares or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriters that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (“FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or 9v) (as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

No key information document according to the FinSA or any equivalent document under the FinSA has been prepared in relation to the pre-funded warrants, and, therefore, the pre-funded warrants may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in the United Kingdom, except that the securities may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require us or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the United Kingdom who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriters that it is a “qualified investor” within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in the matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom to relevant persons and will be engaged in only with relevant persons.

Legal Matters

The validity of the common shares (including the common shares issuable upon exercise of the pre-funded warrants) and the pre-funded warrants and certain other matters with respect to Swiss law will be passed upon for us by Homburger AG, Zurich, Switzerland. Certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain matters with respect to U.S. federal and New York State law will be passed upon for the underwriter by Cooley LLP, New York, New York. Lenz & Staehelin, Geneva, Switzerland is representing the underwriter with respect to certain matters of Swiss law.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual, quarterly and current reports and proxy and information statements. The SEC maintains an Internet site at sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the common shares offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at adctherapeutics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

Information Incorporated By Reference

The rules of the SEC allow us to incorporate by reference information in this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement is considered to be a part of this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2024 (containing Item 8.01 information), January 19, 2024, January 24, 2024 and February 29, 2024; and

•	our Registration Statement on Form 8-A filed with the SEC on May 11, 2020 and any amendment or report filed for the purpose of updating such description.

All subsequent documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed), on or after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at sec.gov. Our filings with the SEC are also available free of charge on our website (adctherapeutics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement at no cost, upon written or oral request to us at the following address:

Investor Relations
ADC Therapeutics SA
c/o ADC Therapeutics America, Inc.
430 Mountain Avenue, 4th Floor
Murray Hill, NJ 07974
(908) 731-5556

PROSPECTUS

ADC THERAPEUTICS SA

$300,000,000

Common Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units

We may offer and sell from time to time, in one or more offerings, up to $300,000,000 of any combination of the following securities: common shares, debt securities, warrants, subscription rights, purchase contracts and units (collectively, the “securities”). We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 39 of this prospectus.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “ADCT.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 4 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 14, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $300,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “ADC Therapeutics,” “ADCT,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to ADC Therapeutics SA and its consolidated subsidiaries.

Trademarks

We own various trademark registrations and applications, and unregistered trademarks, including ADC Therapeutics, ADCT, ZYNLONTA and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

OUR COMPANY

Overview

ADC Therapeutics is a leading, commercial-stage global pioneer in the field of antibody drug conjugates (“ADCs”) with a validated and differentiated technology platform with multiple payloads and targets, a robust next-generation research and development toolbox, and specialized end-to-end capabilities. We are advancing our proprietary ADC technology to transform the treatment paradigm for patients with hematologic malignancies and solid tumors.

Company and Corporate Information

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were incorporated as a Swiss limited liability company (société à responsabilité limitée) on June 6, 2011 and converted into a Swiss stock corporation (société anonyme) under the laws of Switzerland on October 13, 2015. We have three subsidiaries: ADC Therapeutics (UK) Limited, ADC Therapeutics America, Inc. and ADC Therapeutics (NL) BV. Our principal executive office is located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland and our telephone number is +41 21 653 02 00. Our website is adctherapeutics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 10-K, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the events or developments were to occur, our business, results of operations, financial condition and prospects could suffer materially.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts,  including statements regarding our future catalysts, results of operations and financial position, business and commercial strategy, market opportunities, products and product candidates, research pipeline, ongoing and planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, projected revenues and expenses and the timing of revenues and expenses, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: the substantial net losses that we have incurred since our inception, our expectation to continue to incur losses for the foreseeable future and our need to raise additional capital to fund our operations and execute our business plan; our indebtedness under the loan agreement and guaranty (the “Loan Agreement”) with certain affiliates and/or funds managed by each of Oaktree Capital Management, L.P. and Owl Rock Capital Advisors LLC, as lenders, and Blue Owl Opportunistic Master Fund I, L.P., as administrative agent, and the associated restrictive covenants thereunder; the purchase and sale agreement with certain entities managed by HealthCare Royalty Management, LLC and its negative effect on the amount of cash that we are able to generate from sales of, and licensing agreements involving, ZYNLONTA and Cami and on our attractiveness as an acquisition target; our ability to complete clinical trials on expected timelines, if at all; the timing, outcome and results of ongoing or planned clinical trials and the sufficiency of such results; undesirable side effects or adverse events of our products and product candidates; our and our partners’ ability to obtain and maintain regulatory approval for our product and product candidates; our and our partners’ ability to successfully commercialize our products; the availability and scope of coverage and reimbursement for our products; the complexity and difficulty of manufacturing our products and product candidates; the substantial competition in our industry, including new technologies and therapies; the timing and results of any early research projects and future clinical outcomes; our reliance on third parties for preclinical studies and clinical trials and for the manufacture, production, storage and distribution of our products and product candidates and certain commercialization activities for our products; our ability to obtain, maintain and protect our intellectual property rights and our ability to operate our business without infringing on the intellectual property rights of others; our estimates regarding future revenue, expenses and needs for additional financing; the size and growth potential of the markets for our products and product candidates potential product liability lawsuits and product recalls; and those identified in the “Risk Factors” section of this prospectus and the documents incorporated by reference in this prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility, and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our share capital. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. In addition, agreements governing our indebtedness, including the Loan Agreement, limit our ability to pay dividends. Any future determination related to dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Under Swiss law, any dividend must be approved by our shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors to the shareholders conforms to Swiss statutory law and our articles of association. A Swiss corporation may pay dividends only if it has sufficient distributable profits from the previous or current business year (bénéfice résultant du bilan) or brought forward from previous business years (report des bénéfices) or if it has distributable reserves (réserves à libre disposition), each as evidenced by its audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as free reserves (réserves libres) or as reserves from capital contributions (apports de capital). Distributions out of share capital, which is the aggregate par value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital and Articles of Association.”

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were incorporated as a Swiss limited liability company (société à responsabilité limitée) on June 6, 2011 with our registered office and domicile in Epalinges, Canton of Vaud, Switzerland. We converted to a Swiss stock corporation under the laws of Switzerland on October 13, 2015. Our domicile is in Epalinges, Canton of Vaud, Switzerland. Our registered office and head office is currently located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland.

As of January 1, 2023, certain amendments to the law governing, among other things, Swiss stock corporations, took effect. Provisions in the articles of association or regulations of companies that do not comply with the new rules continue to be effective until they are amended, but for not longer than two years after January 1, 2023. Our articles of association have not yet been fully amended to reflect the new provisions of Swiss corporation law.

Unless otherwise noted, the following is a summary of the material provisions of our share capital and our articles of association that are in effect on the date of this prospectus.

Articles of Association

Ordinary Capital Increase, Capital Range and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within six months of the respective general meeting in order to become effective. Under our articles of association and Swiss law, in the case of subscription and increase against payment of contributions in cash, a resolution passed by a majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive subscription rights or advance subscription rights are limited or withdrawn or where transformation of freely disposable equity into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented is required.

Under the Swiss Code of Obligations (Code des obligations) (the “CO”), our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented, can:

•	adopt conditional share capital (capital-actions conditionnel) in the aggregate amount of up to 50% of the share capital for the purpose of issuing shares in connection with, among other things, option and conversion rights granted to shareholders, the creditors of bonds and similar debt instruments, employees, members of the board of directors of the Company or of any group company, or to any third parties; and

•	in the form of capital range (marge de fluctuation du capital), empower our board of directors to increase and/or decrease our share capital by up to 50% of the share capital, by issuing or canceling shares, or by increasing or decreasing the par value of shares, including through the creation of conditional share capital; such capital range is to be utilized by the board of directors within a period determined by the shareholders but not exceeding five years from the date of the shareholder approval.

Pre-Emptive and Advance Subscription Rights

Pursuant to the CO, shareholders have pre-emptive subscription rights (droits de souscription préférentiels) to subscribe for new issuances of shares. With respect to conditional capital, shareholders have (i) pre-emptive subscription rights for the subscription of option rights and (ii) advance subscription rights (droit de souscription préalable) for the subscription of bonds and similar debt instruments to which option or conversion rights are attached.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive subscription rights or advance subscription rights in certain circumstances.

If pre-emptive subscription rights are granted, but not exercised, the board of directors may allocate the unexercised pre-emptive subscription rights at its discretion.

Our Capital Range

Under our articles of association, we have a capital range ranging from CHF 7,123,355.68 (lower limit) to CHF 10,685,033.52 (upper limit). Our board of directors is authorized within the capital range to increase or decrease our our share capital once or several times and in any amounts and to acquire or dispose of shares, directly or indirectly, until June 14, 2028, or until an earlier expiry of the capital range. The capital increase or reduction may be effected by issuing up to 44,520,973 common shares and canceling up to 44,520,973 common shares, as applicable, or by increasing or reducing the par value of the existing shares within the limits of the capital range, or by simultaneous reduction and re-increase of the share capital. If our share capital increases as a result of a share issue from conditional capital (see next subsection), the upper and lower limits of the capital range will increase in an amount corresponding to such increase.

In the event of a capital increase within the capital range, the board of directors has to determine the type of contributions, the issue price and the date on which the dividend entitlement starts. In the event of a capital reduction within the capital range, the board of directors has to determine the use of the reduction amount, to the extent necessary.

In a capital increase within the capital range, the board of directors is authorized by our articles of association to withdraw or to limit the pre-emptive subscription rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are issued under the following circumstances:

•	if the issue price of the new registered shares is determined by reference to the market price;

•	for raising of equity capital (including private placements) in a fast and flexible manner, which would not be possible, or might only be possible with great difficulty or delays or at significantly less favorable conditions, without the exclusion of the statutory pre-emptive subscription rights of the existing shareholders;

•	for the acquisition of an enterprise, parts of an enterprise or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares;

•	for purposes of broadening the shareholder constituency of the Company in certain geographic, financial or investor markets, for purposes of the participation of strategic partners, including financial investors, or in connection with the listing of new shares on domestic or foreign stock exchanges;

•	for purposes of granting an over-allotment option or an option to purchase additional shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s);

•	for the participation of members of the board of directors, members of the executive committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 20% of our share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors;

•	for the defense of an actual, threatened or potential takeover bid, that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest; or

•	for other valid grounds in the sense of Article 652b para. 2 of the CO.

This authorization to withdraw or to limit the pre-emptive subscription of shareholders is exclusively linked to our capital range. If the capital range lapses for any reasons, such as if an ordinary capital increase is completed, the authorization to withdraw or to limit the pre-emptive subscription rights lapses simultaneously with the capital range.

We have agreed not to use the foregoing authorization to withdraw or to limit the pre-emptive subscription rights of shareholders, and to allocate them to third parties or to us, in certain circumstances. Specifically, we will not restrict the preemptive rights of Redmile Group, LLC (“Redmile”) or its affiliates based on Article 4a(4)(g) of the articles of association or restrict the advance subscription rights of Redmile or its affiliates based on Article 4c(3) of the articles of association as long as (i) Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) does not directly or indirectly control, own or have the right to control or own, collectively, shares representing more than 20% of the Company’s share capital or (ii) Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) directly or indirectly controls, owns or has the right to control or own, collectively, shares representing more than 20% of the Company’s share capital but the board of directors determines that Redmile does not have an intent to effect a change of control of the Company.

Our Conditional Share Capital

Conditional Share Capital for Warrants and Convertible Bonds

Our nominal share capital may be increased, including to prevent takeovers and changes in control, by a maximum aggregate amount of CHF 1,432,776.24 through the issuance of not more than 17,909,703 common shares, which would have to be fully paid-in, each with a par value of CHF 0.08 per share, by the exercise of option and conversion rights granted in connection with warrants, convertible bonds or similar instruments of the Company or one of our subsidiaries. Shareholders will not have pre-emptive subscription rights in such circumstances, but will have advance subscription rights to subscribe for such warrants, convertible bonds or similar instruments. The holders of warrants, convertible bonds or similar instruments are entitled to the new shares upon the occurrence of the applicable conversion feature.

When issuing convertible bonds, warrants or similar instruments, the board of directors is authorized to withdraw or to limit the advance subscription right of shareholders:

•	for the purpose of financing or refinancing, or the payment for, the acquisition of enterprises, parts of enterprises, participations, intellectual property rights, licenses or investments;

•	if the issuance occurs in domestic or international capital markets, including private placements;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 20% of the share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors; or

•	for the defense of an actual, threatened or potential takeover bid that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders to accept on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest.

To the extent that the advance subscription rights are withdrawn or limited, (i) the convertible bonds, warrants or similar instruments are to be issued at market conditions; (ii) the term to exercise the convertible bonds, warrants or similar instruments may not exceed ten years from the date of issue of the respective instrument and (iii) the conversion, exchange or exercise price of the convertible bonds, warrants or similar instruments has to be set with reference to or be subject to change based upon the valuation of the Company’s equity or market conditions.

Conditional Share Capital for Equity Incentive Plans

Our nominal share capital may, to the exclusion of the pre-emptive subscription rights and advance subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 936,000 through the (direct or indirect) issuance of not more than 11,700,000 common shares, which would have to be fully paid-in, each with a par value of CHF 0.08 per share, by the exercise of options, other rights to receive shares or conversion rights that have been granted to employees, members of the board of directors, contractors or consultants of the Company or of one of our subsidiaries or other persons providing services to the Company or to a subsidiary through one or more equity incentive plans created by the board of directors.

Uncertificated Securities

Our shares are in the form of uncertificated securities (droits-valeurs, within the meaning of Article 973c of the CO). In accordance with Article 973c of the CO, we maintain a non-public register of uncertificated securities (registre des droits-valeurs). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. Following entry in the share register, a shareholder may at any time request from us a written confirmation in respect of his or her shares. Shareholders are not entitled, however, to request the conversion and/or printing and delivery of share certificates. We may print and deliver certificates for shares at any time.

General Meeting of Shareholders

Ordinary/Extraordinary Meetings, Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, an annual general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this generally means on or before June 30. In addition, extraordinary general meetings of shareholders may be held.

A general meeting of shareholders may take place at different places simultaneously if the votes of the participants are immediately transmitted to all meeting venues (multilocal shareholders’ meeting). If the articles of association so permit, a general meeting of shareholders may be held outside Switzerland. The board of directors may allow shareholders that are not present at the meeting venue of the general meeting of shareholders to participate and exercise their rights electronically (“hybrid shareholder meeting”). A general meeting of shareholders without a physical meeting venue but that takes place using electronic means (“virtual shareholder meeting”) may be held, subject to certain legal requirements and if the articles of association so allow. Our articles of association currently do not provide for general meetings of shareholders outside Switzerland or virtual shareholder meetings.

According to our articles of association, the following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending the articles of association, including the change of a company’s purpose or domicile;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the business report, the annual statutory and consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

•	approving the aggregate amount of compensation of members of the board of directors and the executive committee;

•	discharging the members of the board of directors and the executive committee from liability with respect to their conduct of business;

•	dissolving a company with or without liquidation; and

•	deciding matters reserved to the general meeting of shareholders by law or the articles of association or submitted to it by the board of directors.

In addition, the following powers are vested exclusively in the general meeting of shareholders by operation of statutory law: (i) determination of the interim dividend and approval of the requisite interim financial statements, (ii) repayment of the statutory capital reserve (réserve légale), and (iii) approval of our report on non-financial matters.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or the general meeting of shareholders or, under certain circumstances, by a company’s auditors, liquidator or the representatives of bondholders, if any. In addition, our articles of association require the board of directors to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of our share capital request such general meeting of shareholders in writing. The amended Swiss corporation law requires the board of directors to convene an extraordinary general meeting of shareholders if shareholders representing at least 5% of the share capital or of the voting rights so request in writing. Our articles of association do not yet comply with this lower threshold. Despite that, this lower threshold will apply to us as from January 1, 2025. A request for an extraordinary general meeting of shareholders must set forth the items to be discussed and the proposals to be acted upon. Further, the board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and statutory reserves are not covered by our assets and a contemplated restructuring measure falls within the competence of the general meeting of shareholders.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.

Under our articles of association, a resolution of the general meeting of shareholders passed by two-thirds of the votes and the majority of the par value of the shares, each as represented at the meeting, is required for:

•	amending the Company’s corporate purpose;

•	creating shares with preference rights;

•	cancelling or amending the transfer restrictions of shares;

•	creating conditional share capital;

•	increasing share capital out of equity, against contributions in-kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or withdrawing shareholder’s pre-emptive subscription rights;

•	changing a company’s domicile;

•	amending or repealing the voting and recording restrictions, the provision setting a maximum board size or the indemnification provision for the board of directors and the executive committee set forth in our articles of association;

•	converting registered shares into bearer shares;

•	removing the chairman or any member of the board of directors before the end of his or her term of office; and

•	dissolving or liquidating the Company.

In addition, a resolution of the general meeting of shareholders passed by two-thirds of the votes and the majority of the par value of the shares, each as represented at the meeting is, by operation of statutory law required for: (i) a consolidation of shares (reverse split); (ii) a capital increase through contribution by set-off; (iii) the introduction of a capital range (marge de fluctuation du capital); (iv) a conversion of participation certificates into shares; (v) a change of currency of the share capital; (vi) the introduction of a casting vote of the chairperson at the general meeting of shareholders; (vii) a provision in the articles of association regarding the holding of the general meeting of shareholders outside Switzerland; (viii) a delisting of the equity securities; and (ix) the introduction of an arbitration clause in the articles of association.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended (the “Swiss Merger Act”). See “—Articles of Association—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from NYSE listing standards, which require an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Notice

General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the date, the starting time, the form and location of the meeting, the items on the agenda, the motions to the shareholders including a short explanation for these motions, the name and address of the independent representative and, in case of elections, the names of the nominated candidates. A resolution on a matter which is not on the agenda may not be passed at a general meeting of shareholders, except for motions to convene an extraordinary general meeting of shareholders or to initiate a special investigation, on which the general meeting of shareholders may vote at any time. No previous notification is required for motions concerning items included in the agenda or for debates that do not result in a vote.

All owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to our articles of association, one or more shareholders whose combined shareholdings represent the lower of (i) one tenth of our share capital and (ii) an aggregate par value of at least CHF 1,000,000 may request that an item be included in the agenda for a general meeting of shareholders. The amended Swiss corporation law gives one or more shareholders whose combined shareholdings represent 0.5% of our voting rights or of our share capital the right to request that an item including a proposal, or a proposal with respect to an existing agenda item, be included in the agenda of a general meeting of shareholders. Our articles of association do not yet comply with these new rules. Despite that, the new rules will apply to us as from January 1, 2025.

To be timely, the shareholder’s request must be received by us generally at least 45 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the general meeting of shareholders and the reasons for conducting such business at the general meeting of shareholders;

•	the motions regarding the agenda item;

•	the name and address, as they appear in the share register, of the shareholder proposing such business;

•	the number of shares which are beneficially owned by such shareholder (including documentary support of such beneficial ownership);

•	the dates upon which the shareholder acquired such shares;

•	any material interest of the proposing shareholder in the proposed business;

•	a statement in support of the matter; and

•	all other information required under the applicable laws and stock exchange rules.

In addition, if the shareholder intends to solicit proxies from the shareholders of a company, such shareholder shall notify the company of this intent in accordance with SEC Rule 14a-4 and/or Rule 14a-8.

Our business report, the compensation report and the auditor’s report must be published or otherwise made accessible to our shareholders no later than 20 days prior to the general meeting of shareholders. Shareholders of record may be notified of this in writing.

Voting Rights

Each of our common shares entitles a holder to one vote. The common shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in the share register at a cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), by its legal representative or by another registered shareholder with written authorization to act as proxy. The chairman has the power to decide whether to recognize a power of attorney.

Our articles of association contain provisions that prevent investors from acquiring voting rights exceeding 15% of our issued share capital. Specifically, if an individual or legal entity acquires common shares and, as a result, directly or indirectly, has voting rights with respect to more than 15% of the registered share capital recorded in the Commercial Register, the registered shares exceeding the limit of 15% shall be entered in the share register as shares without voting rights (limitation à l’inscription). This restriction applies equally to parties acting in concert and to shares held or acquired via a nominee, including via Cede & Co., New York (or any successor), as the nominee of The Depository Trust Company (“DTC”), New York, acting in its capacity as clearing nominee. Specifically, if shares are being held by a nominee for third-party beneficiaries, which control (alone or together with third parties) voting rights with respect to more than 15% of the share capital recorded in the Commercial Register, our articles of association provide that the board of directors may cancel the registration of the shares with voting rights held by such nominee in excess of the limit of 15%. Furthermore, our articles of association contain provisions that allow the board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements or to impose or adjust such conditions, limitations and requirements once registered. However, any shareholders who held more than 15% prior to our initial public offering remain registered with voting rights for such shares. Furthermore, the board of directors may in special cases approve exceptions to these restrictions.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or interim dividend or other distribution be paid but cannot itself authorize the distribution. Dividend and interim dividend payments require a resolution passed by a majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits from the previous or current business year (bénéfice résultant du bilan) or if we have distributable capital reserves (réserve légale issue du capital), each as evidenced by audited stand-alone statutory annual or interim financial statements prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and by the articles of association have been deducted.

Under the CO at least 5% of our annual profit must be retained as statutory profit reserve (réserve légale). If there is a loss carried forward, such loss must be eliminated before allocation to the statutory profit reserve. The statutory profit reserve shall be accumulated until it reaches, together with the statutory capital reserve, 50% of our share capital recorded in the Commercial Register. In addition, we have to allocate, among other things, the net proceeds of share issuances to the statutory capital reserve. The CO permits us to accrue additional reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e., the aggregate par value of our issued shares) are not allowed and may be made only by way of an ordinary capital reduction or within a capital range that (also) allows for a capital reduction (see “Description of Share Capital and Articles of Association—Articles of Association—Ordinary Capital Increase, Capital Range and Conditional Share Capital”). An ordinary capital reduction requires a resolution passed by a majority of the shares represented at a general meeting of shareholders. The board of directors must publish a call to creditors in the Swiss Official Gazette of Commerce in which creditors are advised that they may request, subject to certain conditions, security for their claims within 30 days of the publication of the creditor call. A licensed audit expert must then confirm, based on the results of the call to creditors, that the claims of the creditors remain fully covered despite the reduction in our share capital recorded in the Commercial Register. If all requirements for an ordinary capital reduction have been met, the board of directors has to amend the articles of association in a public deed. Our share capital may be reduced to a level below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. An ordinary capital reduction must be completed within six months after the resolution of the general meeting of shareholders.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (droits-valeurs) may only be transferred by way of assignment. Shares or the beneficial interest in shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules. Our articles of association provide that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in the share register (registre des actions) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. For a discussion of the restrictions applicable to the control and exercise of voting rights, see “Description of Share Capital and Articles of Association—Articles of Association—Voting Rights.”

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect the share register with respect to his or her own shares and otherwise to the extent necessary to exercise his or her shareholder rights. No other person has a right to inspect the share register. Shareholders holding in the aggregate at least 5% of our nominal share capital or of our voting rights have the right to inspect our books and correspondence, subject to the safeguarding of our business secrets and other legitimate interests. Our board of directors is required to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If an inspection request is denied by the board of directors, shareholders may request the order of an inspection by the court within 30 days. See “Comparison of Swiss Law and Delaware Law—Inspection of books and records.”

Special Investigation

If a shareholder has exercised its information or inspection rights, such shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court at our registered office (currently Epalinges, Canton of Vaud, Switzerland) to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of our share capital or voting rights may request that the court appoint a special examiner. The court will issue such an order if the petitioners can demonstrate that members of the board of directors or our executive committee infringed the law or our articles of association and that such violation is suitable to cause a damage to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting of shareholders and the majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	our assets, after the divestment, are not invested in accordance with our corporate purpose as set forth in the articles of association; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our corporate purpose.

A shareholder of a Swiss corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than nine members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent annual general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

According to our articles of association, the board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the Company and issuing of the relevant directives;

•	laying down the organization of the Company;

•	formulating accounting procedures, financial controls and financial planning;

•	nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

•	the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association, and regulations and directives of the Company;

•	issuing the business report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

•	informing the court in case of over-indebtedness.

By operation of statutory law, the board of directors has the additional non-delegable and inalienable power and duty to submit an application for debt-restructuring moratorium if needed.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, committees or to third parties (such as executive officers) who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and our articles of association, details of the delegation and other procedural rules such as quorum requirements have been set in the organizational rules established by the board of directors.

Indemnification of Executive Officers and Directors

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of the board of directors and the executive committee and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive officers to the extent not included in insurance coverage or advanced by third parties.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See “Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive officers and limitation of liability.”

We have entered into indemnification agreements with each of the members of our board of directors and executive officers.

Conflicts of Interest, Management Transactions

The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company. More generally, the CO requires our directors and executive officers to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive officers. This rule is generally understood to disqualify directors and executive officers from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breaches of these obligations. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person related to any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics and other policies that cover a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Committee

Pursuant to Swiss law, the aggregate amount of compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management (which we refer to as our “executive committee”) of the Company has to be submitted to our shareholders for approval each year. Our executive committee currently comprises the Chief Executive Officer, the Chief Financial Officer, the Executive Vice President, the Chief Scientific Officer and the Chief Legal Officer.

The board of directors must issue, on an annual basis, a written compensation report that must be reviewed by our auditors. The compensation report must disclose, among other things, all compensation granted by the Company, directly or indirectly, to current members of the board of directors and the executive committee and, to the extent related to their former role within the Company or not on customary market terms, to former members of the board of directors and former executive officers.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive committee, respectively, as well as the particular amount for each member of the board of directors and for the highest paid executive officer, specifying the name and function of each of these persons.

We are prohibited from granting certain forms of compensation to members of our board of directors and executive committee, such as:

•	severance payments (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of companies, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity-based compensation not provided for in the articles of association.

Compensation to members of the board of directors and the executive committee for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if (i) the compensation would be prohibited if it were paid directly by the Company, (ii) the articles of association do not provide for it, or (iii) the compensation has not been approved by the general meeting of shareholders.

In each year, the general meeting of shareholders has to vote on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors for the term of office until the next annual general meeting of shareholders; and

•	the maximum aggregate amount of fixed compensation of the executive committee for the following financial year; and

•	the maximum aggregate amount of variable compensation of the executive committee for the current financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

If, at the general meeting of shareholders, the shareholders do not approve a compensation proposal of the board of directors, the board of directors must prepare a new proposal, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting of shareholders or the next annual general meeting of shareholders.

In addition to fixed compensation, members of the board of directors and the executive committee may be paid variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restricts our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The CO limits our ability to repurchase and hold our own shares. We and our subsidiaries may repurchase shares only to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may, subject to applicable law, purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading, or the Financial Market Infrastructure Act (the “FMIA”), do not apply to us since our shares are not listed on a Swiss exchange.

Mandatory Bid Rules

The obligation of any person or group of persons that acquires more than one-third of a company’s voting rights to submit a cash offer for all the outstanding listed equity securities of the relevant company at a minimum price pursuant to the FMIA does not apply to us since our shares are not listed on a Swiss exchange.

Nonresident or Foreign Owners

Other than limitations that apply to all holders of our common shares, there are no limitations on the right of nonresident or foreign owners of our common shares from holdings or voting such common shares imposed by Swiss law or our articles of association.

Exchange Controls

Other than sanctions against specific countries, individuals, and organizations, there are no governmental laws, decrees, regulations or other legislation in Switzerland affecting the remittance of dividends, interest and other payments to nonresident holders of our common shares.

Stock Exchange Listing

Our common shares are listed on the NYSE under the symbol “ADCT.”

The Depository Trust Company

Each person owning a beneficial interest in common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar of Shares

Our share register is kept by Computershare Trust Company, N.A., which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Comparison of Swiss Law and Delaware Law

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights pursuant to the provisions of the CO, by which our Company is governed (but see “Description of Share Capital and Articles of Association—The Company” regarding the two-year transition period that currently applies), and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed ”inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90% of all members in the transferring legal entity who are entitled to vote shall approve the merger agreement.

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors, officers or liquidators for breach of their duties and claim the payment of the company’s losses or damages to the corporation and, in some cases, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that U.S. laws and regulations provide a basis for liability and U.S. courts have jurisdiction, a class action may be available.

Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he or she acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to Swiss law, the general meeting of shareholders has the non-transferable right, amongst others, to vote separately and bindingly on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office until the end of the following general meeting of shareholders. Re-election is possible.

Indemnification of directors and executive officers and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors and officers (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit liability of:

•     a director or officer for any breach of the duty of loyalty to the corporation or its shareholders;

•     a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•     a director for statutory liability for unlawful payment of dividends or unlawful share purchase or redemption;

•     a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•     an officer in any action by or in right of the corporation.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive committee intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive committee from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance, which may cover negligent acts as well.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

•     by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•     by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•     by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•     by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•     the duty of care; and

•     the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive committee based on organizational rules. However, there are several non-transferable duties of the board of directors:

•     the overall management of the corporation and the issuing of all necessary directives;

•     determination of the corporation’s organization;

•     the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

•     the appointment and dismissal of persons entrusted with managing and representing the corporation;

•     overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

•     compilation of the annual report, preparation for the general meeting of the shareholders, the compensation report and implementation of its resolutions; and

•     the filing of an application for a debt restructuring moratorium and notification of the court in the event that the company is over-indebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under like circumstances.

The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company.

The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessary, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

The Swiss Federal Supreme Court has established a doctrine that restricts its review of a business decision if the decision has been taken following proper preparation, on an informed basis and without conflicts of interest.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may exercise their voting rights in a general meeting of shareholders. Shareholders can only act by written consents if no shareholder requests a general meeting of shareholders. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights, and subject to the two-year transition period described above (see “Description of Share Capital and Articles of Association—The Company”):

•     shareholders together representing at least 5% of the share capital or voting rights may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•     shareholders together representing shares with a par value of at least 0.5% of the share capital or the voting rights may demand that an agenda item including a specific proposal, or a proposal with respect to an existing agenda item, be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate lead time.

Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination (“examen spécial”).

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairperson of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e., until the following annual general meeting of shareholders), as well as the vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the members of any advisory board, is mandatory for listed companies. Re-election is permitted.

Removal of directors

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a majority of the shares represented at a general meeting of shareholders. The articles of association may require the approval by a supermajority of the shares represented at a meeting for the removal of a director.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting shares within the past three years.	No such rule applies to a Swiss corporation.

Dissolution; Winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. The articles of association may increase the voting thresholds required for such a resolution.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.

Shares with preferential voting rights are not regarded as preference shares for these purposes.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The articles of association of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided in the articles of association.

There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of a capital range and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and a majority of the par value of the shares represented at such general meeting of shareholders. The articles of association may increase these voting thresholds.

Inspection of books and records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Swiss corporation holding in the aggregate at least 5% of the nominal share capital or voting rights have the right to inspect books and records, subject to the safeguarding of the company’s business secrets and other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise his or her rights as a shareholder. The board of directors has to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If the board of directors denies an inspection request, shareholders may request the order of an inspection by the court within 30 days.

A shareholder’s right to inspect the share register is limited to the right to inspect his or her own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:	Dividend (including interim dividend) payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

•     out of its surplus, or

•     in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Shareholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without shareholder approval.

Payments out of a corporation’s share capital (in other words, the aggregate par value of the corporation’s shares) in the form of dividends are not allowed and may be made only by way of a share capital reduction. Dividends may be paid only from the profits of the previous or current business year or brought forward from previous business years or if the corporation has distributable reserves, each as evidenced by the corporation’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and the articles of association have been deducted.

Creation and issuance of new shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of a capital range or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and a majority of the par value of shares represented at such meeting. The board of directors may issue or cancel shares out of the capital range during a period of up to five years by a maximum amount of 50% of the current share capital. Shares are created and issued out of conditional share capital through the exercise of options or of conversion rights that the board of directors may grant to shareholders, creditors of bonds or similar debt instruments, employees, directors of the company or another group company or third parties.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for common shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the warrants in respect of which the prospectus supplement is delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the subscription rights in respect of which the prospectus supplement is delivered:

•	the exercise price;

•	the aggregate number of rights to be issued;

•	the type and number of securities purchasable upon exercise of each right;

•	the procedures and limitations relating to the exercise of the rights;

•	the date upon which the exercise of rights will commence;

•	the record date, if any, to determine who is entitled to the rights;

•	the expiration date;

•	the extent to which the rights are transferable;

•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

•	any other material terms of the rights.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement, currencies or commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of common shares pursuant to any such purchase contract shall be subject to certain restrictions under Swiss law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, common shares or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the warrants, debt securities and/or common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of ADC Therapeutics SA, the trustees, the warrant agents, the unit agents or any other agent of ADC Therapeutics SA, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the common shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on the NYSE. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

LEGAL MATTERS

The validity of certain securities and certain other matters with respect to Swiss law will be passed upon for us by Homburger AG, Zurich, Switzerland. The validity of certain securities and certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

ENFORCEMENT OF JUDGMENTS

We are organized under the laws of Switzerland and our registered office and domicile is located in Epalinges, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law (the “PILA”). The PILA provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. The PILA provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual, quarterly and current reports and proxy and information statements. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.adctherapeutics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2024 (containing Item 8.01 information), January 19, 2024, January 24, 2024 and February 29, 2024; and

•	our Registration Statement on Form 8-A filed with the SEC on May 11, 2020 and any amendment or report filed for the purpose of updating such description.

All subsequent documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed), on or after the date of this prospectus and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge on our website (www.adctherapeutics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:

Investor Relations
ADC Therapeutics SA
c/o ADC Therapeutics America, Inc.
430 Mountain Avenue, 4th Floor
Murray Hill, NJ 07974
(908) 546-5556

ADC THERAPEUTICS SA

          Common Shares
Pre-Funded Warrants to Purchase           Common Shares

PROSPECTUS SUPPLEMENT

Jefferies	Guggenheim Securities	Cantor

         , 2024